UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

KENSEY NASH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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735 Pennsylvania Drive

Exton, Pennsylvania 19341

October 28, 2008

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2008 Annual Meeting of Stockholders of Kensey Nash Corporation. The Annual Meeting will be held on Wednesday, December 10, 2008, beginning at 10:00 a.m., local time, at the offices of Kensey Nash Corporation, 735 Pennsylvania Drive, Exton, Pennsylvania 19341. The attached Notice of Annual Meeting and Proxy Statement describe matters that we expect will be acted upon at the meeting.

It is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please sign and date the enclosed proxy card and promptly return it to us in the postpaid envelope. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

We are gratified by your continued interest in Kensey Nash Corporation and urge you to return your proxy card as soon as possible.

Sincerely,

Joseph W. Kaufmann

President, Chief Executive Officer and Secretary

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 10, 2008

To the Stockholders of

Kensey Nash Corporation:

The Annual Meeting of Stockholders of Kensey Nash Corporation (the “Company”) will be held on Wednesday, December 10, 2008 at 10:00 a.m. local time, at the principal executive offices of Kensey Nash Corporation located at 735 Pennsylvania Drive, Exton, Pennsylvania 19341, for the following purposes, as more fully described in the accompanying Proxy Statement:

(1) To elect three Directors to the Company’s Board of Directors each for a three-year term expiring at the 2011 Annual Meeting of Stockholders;

(2) To consider and approve the Seventh Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan; and

(3) To ratify the appointment by the Board of Directors of independent registered public accounting firm Deloitte & Touche LLP as the independent auditors of the Company’s financial statements for the fiscal year ending June 30, 2009.

All stockholders are urged to attend the meeting in person or by proxy. Whether or not you expect to be present at the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage paid envelope furnished for that purpose. Stockholders attending the meeting may vote in person even if they have previously returned proxy cards.

The Board of Directors has fixed the close of business on October 21, 2008 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors,

Joseph W. Kaufmann

President, Chief Executive Officer and Secretary

Exton, Pennsylvania

October 28, 2008

Kensey Nash Corporation

735 Pennsylvania Drive

Exton, Pennsylvania 19341

(484)  713-2100

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Kensey Nash Corporation, a Delaware corporation, for use at its Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., local time, Wednesday, December 10, 2008, at the principal executive offices of Kensey Nash Corporation located at 735 Pennsylvania Drive, Exton, Pennsylvania 19341, and any adjournments or postponements thereof. You may obtain directions to the meeting location so that you may vote in person from our website www.kenseynash.com in the “Contact Us” section or by calling 484-713-2100. This Proxy Statement and accompanying form of proxy are being mailed to stockholders on or about November 4, 2008. As used in this proxy statement, the terms “the Company,” “we,” “us,” and “our” refer to Kensey Nash Corporation.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 10, 2008

The Company’s Proxy Statement for the Annual Meeting of Stockholders

to be held on December 10, 2008 is available at:

http://www.kenseynash.com/corp/investorRel_proxy.htm

ABOUT THE MEETING

What proposals may I vote on at the Annual Meeting and how does the Board recommend I vote?

#	Proposal	Board Recommendation
1	To elect three Directors, Douglas G. Evans, P.E., C. McCollister Evarts, M.D. and Walter R. Maupay, Jr. to the Board, each for a three-year term expiring at the 2011 Annual Meeting of Stockholders	FOR
2	To consider and approve the Seventh Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan (the “Amended Plan”)	FOR
3	To ratify the appointment by the Board of independent registered public accounting firm Deloitte & Touche LLP as the independent auditors of our financial statements for the fiscal year ending June 30, 2009 ( “fiscal 2009”)	FOR

Who is entitled to vote?

Only stockholders of record as of the close of business on October 21, 2008 (the “record date ”) are entitled to receive notice of, and to vote at, the Annual Meeting or any postponements or adjournment thereof. As of the record date for the Annual Meeting, we had 11,877,433 shares outstanding of Common Stock. We have no other outstanding classes of stock that are entitled to vote at the annual meeting.

How do I vote?

Stockholders can vote by proxy by mail using the enclosed proxy card. A stockholder should complete and return the paper proxy card. Signing and returning the proxy card does not affect the right to vote in person at the Annual Meeting. Each executed and returned proxy will be voted in accordance with the directions indicated

thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board contained in this Proxy Statement.

Joseph W. Kaufmann and Douglas G. Evans, P.E., the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board to serve in such capacity. Messrs. Kaufmann and Evans are officers and directors of the Company.

Can I revoke my proxy?

Yes. You have the right to revoke your proxy if you voted by mail at any time before the Annual Meeting by:

•	Notifying the Corporate Secretary, Joseph W. Kaufmann, of your revocation in writing at the address shown on the Notice of the Annual Meeting;

•	Voting in person (but attendance at the Annual Meeting will not by itself revoke a proxy); or

•	Returning a later dated proxy card.

Who will count the votes?

A partner from our legal counsel, Katten Muchin Rosenman LLP, will act as the inspector of election at the Annual Meeting.

Is my vote confidential?

Proxy cards, ballots and voting tabulations that identify individual stockholders that are mailed or returned directly to the transfer agent, Computershare Trust Company, N.A., are handled in a manner that protects your voting privacy. Your vote will not be disclosed except (1) as needed to permit the transfer agent to tabulate and certify the vote and (2) as required by law.

How many shares can I vote?

A record holder of outstanding shares of Common Stock on the record date is entitled to one vote per share held on each matter to be considered. For purposes of determining the number of votes cast with respect to any voting matter, only those votes cast “for” or “against” are counted; “votes withheld” and “abstentions” are not counted as votes cast.

What quorum requirement applies?

There must be a quorum for the meeting to be held. The presence at the Annual Meeting, by person or by proxy, of stockholders representing a majority of the shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. Broker non-votes and withheld votes will also be counted for purposes of determining whether a quorum is present.

What vote is required to approve each proposal?

Proposal No. 1: Election of Directors. Assuming a quorum is present, to be elected, nominees for director must receive a plurality of the votes of shares cast at the Annual Meeting. This means that the three nominees receiving the highest number of “FOR” votes will be elected. Stockholders will not be allowed to cumulate their votes in the election of directors. Broker non-votes and other shares not voted will be treated as not voted in the election of directors.

Proposal No. 2: Approval of Seventh Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan. The affirmative vote of a majority of the votes of the shares present, in person or represented by proxy and entitled to vote, is required to approve the Amended Plan.

Proposal No. 3: Ratification of Auditors. The affirmative vote of a majority of the votes of the shares present, in person or represented by proxy and entitled to vote, is required to ratify the appointment of Deloitte & Touche LLP as the independent auditors of our financial statements for the fiscal year ending June 30, 2009.

At the date of this proxy statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement. The Proxies named in the proxy card are authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

What if I abstain from voting on a proposal?

Abstentions will have the same effect as votes against the proposals to approve the Amended Plan and to ratify the appointment of Deloitte & Touche LLP as the independent auditors of our financial statements for fiscal 2009.

What are broker non-votes?

Under the rules of the New York Stock Exchange (“NYSE”), member brokers who hold shares in street name for customers have the authority to vote on certain “routine” items in the event that they have not received instructions from beneficial owners. Under NYSE rules, when a proposal is not a “routine” matter and a brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm may not vote the shares for that proposal. The approval of the Amended Plan is not considered a “routine” matter. As a result, member brokers who do not receive instructions from their customers will not be entitled to vote on the proposal to approve the Amended Plan, and such broker non-votes will have no effect on the voting on this proposal. Broker non-votes will, however, be included for purposes of determining whether a quorum is present at the Annual Meeting. The other matters to be considered at the Annual Meeting will be considered “routine,” and accordingly, there will be no broker non-votes with respect to such matters.

Who can attend the Annual Meeting?

All stockholders of record as of October 21, 2008 may attend. A list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be available for review starting November 25, 2008, and continuing until the Annual Meeting, at our principal executive offices located at 735 Pennsylvania Drive, Exton, Pennsylvania 19341.

Our Annual Report to Stockholders for the fiscal year ended June 30, 2008 (“fiscal 2008”), containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

GOVERNANCE OF THE COMPANY

What principles has the Board established with respect to corporate governance?

The Board has carefully reviewed the corporate governance rules adopted by the Securities Exchange Commission (the “SEC”) and NASDAQ Global Select Market (“NASDAQ”) and other corporate governance recommendations. In April 2004, the Board adopted the corporate governance documents described below. The Board revised these documents in June 2007 and revised the Corporate Governance Guidelines again in October 2007.

•

Corporate Governance Guidelines. Our Corporate Governance Guidelines address, among other things, the Board’s composition, qualifications and responsibilities, director education, independence of directors stock ownership guidelines and stockholder communications with directors.

•	Board Committee Charters. The Board has adopted charters for its Audit Committee, Compensation Committee, its Corporate Governance and Nominating Committee and its Strategic Planning Committee.

•

Code of Conduct. The Board adopted the Kensey Nash Corporation Code of Business Conduct and Ethics, articulating standards of business and professional ethics, applicable to all of our directors, officers and employees. This Code also functions as our code of ethics under Section 406 of Sarbanes-Oxley Act of 2002, applicable to our principal executive officer and principal financial officer.

The full text of the Corporate Governance Guidelines, all of the Board Committee Charters and the Code of Conduct are all available in full text on our website www.kenseynash.com in the “Corporate Governance” section. Our website also provides information on how to contact us and other items of interest to investors. We make available on our website, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to these reports, as soon as practical after we file these reports with the SEC.

What is the composition of the Board?

The Board consists of nine directors. We also have one director emeritus, who may attend meetings of the Board, but does not have a right to vote on any matters before the Board. As discussed in Proposal No.1 of this proxy statement, three of the directors’ terms will expire at the Annual Meeting. The Board has nominated three individuals for election to the Board at the Annual Meeting and is recommending that you elect each of the three nominees for a three-year term at the Annual Meeting.

Which directors are independent and how does the Board make that determination?

The Board has determined that each of Ceasar N. Anquillare, Robert J. Bobb, Harold N. Chefitz, C. McCollister Evarts, M.D., Steven J. Lee, Walter R. Maupay, Jr. and Jeffrey C. Smith is a non-employee director who meets the independence requirements of the NASDAQ Marketplace Rules (“NASDAQ independence requirements”). In addition the Board has determined that each of the non-employee directors of the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Strategic Planning Committee is a non-employee director who meets the NASDAQ independence requirements, including additional rules relating to Audit Committee members.

In addition to the NASDAQ independence requirements, we also use the independence guidelines set forth in our Corporate Governance Guidelines, which are available on our website at www.kenseynash.com in the “Corporate Governance” section. The Board has determined that each of the directors and nominees that meet the NASDAQ independence requirements also meet the independence guidelines in our Corporate Governance Guidelines.

Do independent directors meet separately in regularly scheduled executive sessions?

The independent directors meet, without the presence of any director who is not independent, for a session at regularly scheduled Board meetings and at various times throughout the year if deemed necessary.

How can I communicate with directors?

As set forth in our Corporate Governance Guidelines, stockholders or other interested parties may communicate with the Board by sending a letter to Kensey Nash Corporation Board, c/o the Secretary, Kensey Nash Corporation, 735 Pennsylvania Drive, Exton, PA 19341. The Secretary will receive the correspondence and forward it to the director or directors to whom the communication is addressed.

How often did the Board meet in fiscal 2008?

During fiscal 2008, the Board held five meetings in person and 11 teleconference meetings. During each of the five Board meetings held in person, the independent directors met without our executive officers being present for an executive session. During fiscal 2008, each director attended at least 75% of the aggregate of (1) the total number of meetings held by the Board, and (2) the total number of meetings held by all committees of the Board on which he served.

What is the Company’s policy regarding Board members’ attendance at the Annual Meeting?

The Corporate Governance Guidelines provide that directors are expected to attend the Annual Meeting, and all of the directors were in attendance at our 2007 Annual Meeting. The full text of the Corporate Governance Guidelines is available on our website at www.kenseynash.com in the “Corporate Governance” section.

What are the committees of the Board and what are their functions?

The Board has established four standing committees: an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Strategic Planning Committee. The Board formed the Strategic Planning Committee in October 2007. The members of the committees are identified in the table below.

Name	Audit Committee		Compensation Committee		Corporate Governance and Nominating Committee		Strategic Planning Committee
Douglas G. Evans, P.E.							X
C. McCollister Evarts, M.D.			X	(2)
Walter R. Maupay, Jr.(1)					X	(2)
Joseph W. Kaufmann
Harold N. Chefitz	X		X
Steven J. Lee					X		X	(2)
Robert J. Bobb	X	(2)	X
Jeffrey C. Smith					X		X
Ceasar N. Anquillare	X

X	Committee Member

(1)	Chairman of the Board

(2)	Committee Chairman

Audit Committee

The Audit Committee includes Messrs. Bobb (Chairman), Anquillare and Chefitz, each of whom is a non-employee director who meets the applicable NASDAQ independence requirements including the additional independence requirements applicable to Audit Committee members. The Audit Committee exercises oversight responsibility regarding the quality and integrity of our accounting and financial reporting processes and the auditing of our financial statements. In fulfilling this responsibility, the Audit Committee, among other things, selects the independent auditors, pre-approves any audit or non-audit services to be provided by the independent auditors and any other accounting service firms, reviews the results and scope of the annual audit performed by the auditors and assesses processes related to risks and control environment. The Audit Committee reports to the full Board regarding all of the foregoing. The Audit Committee operates pursuant to a written charter that is posted on our website at www.kenseynash.com in the “Corporate Governance” section. The Audit Committee held four meetings in person and eight teleconference meetings in fiscal 2008. See “Audit Committee Matters.”

Compensation Committee

The Compensation Committee includes Dr. Evarts (Chairman) and Messrs. Bobb and Chefitz, each of whom is a non-employee director who meets the applicable NASDAQ independence requirements. The Compensation Committee has the responsibility for recommending to the Board guidelines and standards for the determination of executive compensation, reviewing our executive policies and reporting to the full Board regarding the foregoing. The Compensation Committee also has responsibility for administering the Kensey Nash Corporation Employee Incentive Compensation Plan (“Employee Plan”), determining the number of equity based awards to be granted to our executive officers, non-employee directors and employees pursuant to the Employee Plan, and reporting to the full Board regarding the foregoing matters. The Compensation Committee operates pursuant to a written charter that is posted on our website at www.kenseynash.com in the “Corporate Governance” section. During fiscal 2008, the Compensation Committee held three meetings in person. Our CEO was present at these meetings, other than during one portion of a meeting at which the CEO’s compensation was determined. See “Compensation Discussion and Analysis.”

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee includes Messrs. Maupay (Chairman), Lee and Smith, each of whom is a non-employee director who meets the applicable NASDAQ independence requirements. The Corporate Governance and Nominating Committee has the responsibility of evaluating the performance of the Board and making recommendations as to the size and composition of the Board and its committees. The Corporate Governance and Nominating Committee also performs the duties of a nominating committee and is responsible for making recommendations for nominations of new members of the Board and reelection of existing members. The Corporate Governance and Nominating Committee operates pursuant to a written charter that is posted on our website at www.kenseynash.com in the “Corporate Governance” section. The Corporate Governance and Nominating Committee held two meetings in fiscal 2008.

Strategic Planning Committee

The Strategic Planning Committee includes Messrs. Lee (Chairman), Smith and Evans. Messrs. Lee and Smith, each of whom is a non-employee director who meets the applicable NASDAQ independence requirements. Mr. Evans is an internal director. The Strategic Planning Committee has the responsibility of evaluating and monitoring the Company’s short and long-term strategic goals as presented by our management to the Board. The Strategic Planning Committee also performs the duties of providing our management with guidance and oversight on the development and execution of the Company’s strategic plan, reviewing developments in the medical industry and recommending corporate strategies related to risk management. The Strategic Planning Committee operates pursuant to a written charter that is posted on our website at www.kenseynash.com in the “Corporate Governance” section. The Strategic Planning Committee held two meetings in person and one teleconference meeting in fiscal 2008.

How are nominees for the Board selected?

The Corporate Governance and Nominating Committee will consider many factors when considering candidates for election to the Board, including that the proper skills and experiences are represented on the Board and its committees and that the composition of the Board and each such committee satisfies applicable legal requirements and the NASDAQ listing standards. The full Director Qualification Standards that the Corporate Governance and Nominating Committee uses when considering candidates are included in the Corporate Governance Guidelines available on our website at www.kenseynash.com in the “Corporate Governance” section. The Corporate Governance and Nominating Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a Corporate Governance and Nominating Committee recommended nominee. However, the Corporate Governance and Nominating Committee does believe that all members of the Board should have the highest personal and professional ethics, a commitment to representing the long-term interests of the stockholders and sufficient time to devote to Board matters. The Corporate Governance and Nominating Committee considers candidates for the Board from any reasonable source, including stockholder recommendations. The Corporate Governance and Nominating Committee does not evaluate candidates differently based on who has proposed the candidate.

The Corporate Governance and Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. During fiscal 2008, consultants were used in November 2007 solely for the purpose of performing background checks on the December 2007 Board nominees, Ceasar N. Anquallare and Jeffrey C. Smith, in connection with their election to the Board. No such consultants or search firms have been used after that date.

After considering candidates, the Corporate Governance and Nominating Committee make recommendations for or against them to the full Board, which considers these recommendations regarding the candidates and may proceed to nominate them.

How can a stockholder recommend a candidate for nomination as a director of Kensey Nash Corporation?

Stockholders who wish to nominate a qualified candidate should write to our secretary at our principal executive offices. Such nominations must be received by the secretary not less than 60 days nor more than 90 days prior to an annual meeting of stockholders; provided, however, that if the Company has not “publicly disclosed” (in the accordance with the bylaws of the Company) the date of the meeting at least 70 days prior to the meeting date, a written proposal may be timely made by a stockholder if received by the secretary not later than the close of business on the tenth day following the day on which the Company has “publicly disclosed” the meeting date. In addition to other requirements set forth in our bylaws, nominations must specify the name of the nominee and the qualifications of such nominee for membership on the Board, along with the written consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected.

PROPOSAL No. 1

ELECTION OF DIRECTORS

The Board consists of nine directors. Article Five of our Certificate of Incorporation, as amended, provides that the Company shall be managed by or under the direction of a board of directors consisting of no less then five (5) and no more than nine (9) directors. In addition, the Board is classified with respect to the terms for which its members shall hold office by dividing the members into three classes. At the Annual Meeting, three directors are to be elected for a term of three years expiring at the 2011 Annual Meeting of Stockholders. THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF ALL THE NOMINEES NAMED IN THIS PROXY STATEMENT TO SERVE AS OUR DIRECTORS FOR THREE-YEAR TERMS BEGINNING AT THE ANNUAL MEETING. See “Nominees” below.

The six directors whose terms of office expire in 2009 and 2010 will continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. See “Other Directors” below.

If at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the person named in the proxy will vote for such substitute nominee or nominees as the Board recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board, as the Board recommends. The Board has no reason to believe that any nominee for election at the Annual Meeting will be unable or will decline to serve as a director if elected.

The following table lists the members of the Board, their age, their position with the Company, the year first elected as a director and the expiration of their current term.

Name	Age	Position with Company	Served as Director Since	Term Expires
Douglas G. Evans, P.E.(1)	44	Chief Operating Officer, Assistant Secretary and Director	1995	2008
C. McCollister Evarts, M.D.(1)	77	Director	2000	2008
Walter R. Maupay, Jr.(1)	69	Chairman of the Board, Director	1995	2008
Joseph W. Kaufmann	55	Chief Executive Officer, President, Secretary and Director	1992	2009
Harold N. Chefitz	72	Director	1995	2009
Steven J. Lee	60	Director	2000	2009
Robert J. Bobb	60	Director	1984	2010
Jeffrey C. Smith	35	Director	December 2007	2010
Ceasar N. Anquillare	52	Director	December 2007	2010

(1)	Nominated for re-election to the Board for a three-year term.

Nominees

The names of the nominees for the office of director, together with certain information concerning such nominees, are set forth below:

Mr. Evans has served as Chief Operating Officer and as Assistant Secretary of the Company and has been a director since 1995. Mr. Evans is responsible for overseeing the Company’s daily operations, protecting and developing the Company’s intellectual property and assessing new technologies. From 1989 to 1994, Mr. Evans held several senior positions with the Company in product development and engineering. From 1986 until joining the Company in 1989, Mr. Evans held a number of positions in engineering and business development for several divisions of the General Electric Company. Mr. Evans received a B.S. degree in Engineering Science and a Master’s degree in Business Management from The Pennsylvania State University and an M.S. degree in Electrical Engineering from the University of Pennsylvania. Mr. Evans is a Registered Professional Engineer in the United States. Mr. Evans is a member of the Strategic Planning Committee.

Dr. Evarts has been a director of the Company since July 2000. Dr. Evarts is currently one of three Distinguished University Professors at the University of Rochester and Professor of Orthopaedics at the University of Rochester Medical Center. Dr. Evarts had been Chief Executive Officer of the University of Rochester Medical Center and Senior Vice President and Vice Provost for Health Affairs at the University of Rochester. In addition, Dr. Evarts was the Chief Executive Officer of The Milton S. Hershey Medical Center, as well as the Senior Vice President for Health Affairs and Dean, College of Medicine. Previously, Dr. Evarts served as Professor and Chair of the Department of Orthopaedics at the University of Rochester School of Medicine and Dentistry and Medical Center and Vice President for Development. Prior to that, he was Chair of the Department of Orthopaedic Surgery at the Cleveland Clinic Foundation. Dr. Evarts holds an A.B. degree from Colgate University. He received his Medical Degree from the University of Rochester School of Medicine and Dentistry and served his internship and residency at the University of Rochester Strong Memorial Hospital. Dr. Evarts is a former board member of Carpenter Tech, The Hershey Foods Corporation, and board chair of the Hershey Trust. He is a member of the National Academy of Sciences Institute of Medicine. Dr. Evarts is the non-executive chairman of the Company’s Compensation Committee.

Mr. Maupay has been a director of the Company since June 1995. Prior to his retirement in 1995, Mr. Maupay was a group executive with Bristol-Myers Squibb and President of Calgon Vestal Laboratories. From 1988 to December 1994, Mr. Maupay served as President of Calgon Vestal Laboratories, then a division of Merck & Co. Mr. Maupay spent 33 years in corporate and divisional positions at Merck & Co. Mr. Maupay received a B.S. degree in Pharmacy from Temple University and an M.B.A. degree from Lehigh University. Mr. Maupay is a director of SyntheMed, Inc. and Cubist Pharmaceuticals and is also a director of several private companies. Mr. Maupay is the non-executive chairman of the Board and chairman of the Corporate Governance and Nominating Committee.

Other Continuing Directors

The following persons will continue to serve as directors of the Company after the Annual Meeting until their terms of office expire (as indicated above) or until their successors are elected and qualified.

Mr. Kaufmann has served as Chief Executive Officer and President of the Company since 1995, as Secretary since 1989, and as a director since 1992. Mr. Kaufmann joined the Company in 1989 as Chief Financial Officer and was appointed Vice President, Finance and Administration in January 1994. Prior to joining the Company, Mr. Kaufmann held executive finance positions at divisions of Hanson, PLC and Syntex Corporation. Mr. Kaufmann received a B.S. degree in Accounting from St. Joseph’s University.

Mr. Chefitz has been a director of the Company since June 1995. Mr. Chefitz has many years of experience in investment banking and venture capital in the healthcare industry. For more than seven years he has been Chairman of Notch Hill Advisors, a private management company, advisors to CK Capital L.P., a private fund. He is also a member of Boston University Medical School Alzheimer Advisory Board and he is a director of Barr Pharmaceutical, Inc. From May 2004 to December 2005, Mr. Chefitz was a Managing Partner at QuanStar Group, LLC. In addition, he was a Senior Managing Director of Gerard Klauer Mattison & Co., LLC from June 1995 through November 1998. From March 1993 until March 1995, he served as a Managing Director and Head of Healthcare Investment Banking for Prudential Securities Incorporated in New York City, NY. Mr. Chefitz received a B.S. degree from Boston University and attended Boston College Law School. Mr. Chefitz is a member of the Compensation and the Audit Committee and qualifies as an “audit committee financial expert” as defined under SEC rules promulgated under the Sarbanes Oxley Act of 2002.

Mr. Lee has been a director of the Company since July 2000. Since August 2002, Mr. Lee has been the President of SL Consultant Inc. a private investment firm and hedge fund specializing in growing companies in the medical and high technology fields. Mr. Lee was the Founder, President, Chief Executive Officer and Chairman of PolyMedica Corporation from 1990 until August 2002, the time of his retirement from PolyMedica. Previously, Mr. Lee was President and a director of Shawmut National Ventures. Prior to that, Mr. Lee served as President and Chief Executive Officer and a director of RepliGen Corporation from 1984 to 1986. Mr. Lee received a B.A., cum laude, from Lehigh University, an M.B.A. from the Wharton School of Finance and Commerce at the University of Pennsylvania, and a J.D. degree from Fordham University School of Law. He is a member of the Massachusetts and New York State Bar Associations and Chairman of Xilas Medical, Inc., a private diabetes healthcare company. Mr. Lee is a member of the Corporate Governance and Nominating Committee and is the chairman of the Strategic Planning Committee.

Mr. Bobb has been a director of the Company since 1984. Since 1978, Mr. Bobb has been a principal equity investor in a number of small to middle market operating companies. Such investments have included start-ups, turnarounds and acquisitions from both private and public sellers. In each instance, Mr. Bobb served as Chief Executive Officer or Chairman of the Board. Currently, Mr. Bobb is Chairman of the Board for Chemcoaters and Unimark Group, Incorporated. In addition to the foregoing private investments, Mr. Bobb serves as Chairman of Cardinal Growth L.P., a $100 million fund investing in small to middle market companies since its inception in 2000. Mr. Bobb received a B.S. degree from Western Michigan University and a J.D. degree from the University of Notre Dame Law School. Mr. Bobb is a member of the Compensation Committee and Chairman of the Audit Committee and qualifies as an “audit committee financial expert” as defined under SEC rules promulgated under the Sarbanes Oxley Act of 2002.

Mr. Smith has been a director of the Company since 2007. He has held various positions at Ramius Capital Group, LLC, a privately owned global alternative investment firm, since January 1998, where he is currently Partner and Portfolio Manager. Prior to joining Ramius, Mr. Smith served as Vice President of Strategic Development for The Fresh Juice Company, Inc. Mr. Smith began his career in the Mergers and Acquisitions department at SG Cowen. Since May 2006, he has been a director of S1 Corporation. In addition, Mr. Smith is a General Securities Registered Representative. Mr. Smith received a B.S. in Economics with concentrations in Finance and Accounting from the Wharton School of The University of Pennsylvania. Mr. Smith is a member of the Strategic Planning and the Corporate Governance and Nominating Committee.

Mr. Anquillare has been a director of the Company since 2007. Since July 2002, he has been Chairman and Chief Executive Officer of Winchester Capital, a private transatlantic investment bank based in New Haven, CT and London. Mr. Anquillare served as Advisor for private equity and technology based investments at Dresdner Kleinwort Benson. Mr. Anquillare is a director of Bramdean PLC. Mr. Anquillare received a B.A. in Political Science from Fairfield University. Mr. Anquillare is a member of the Audit Committee and qualifies as an “audit committee financial expert” as defined under SEC rules promulgated under the Sarbanes Oxley Act of 2002.

Pursuant to the terms of the settlement agreement (the “Settlement Agreement”), between the Company and certain stockholders of the Company, including Ramius Capital Group, L.L.C. and certain entities and individuals affiliated with Ramius, the Board agreed to nominate Mr. Smith and Mr. Anquillare for election to the Board and to recommend that the stockholders of the Company vote for Mr. Smith and Mr. Anquillare. Further, pursuant to the Settlement Agreement, the Company agreed to take all actions necessary to appoint Mr. Anquillare as a member of the Audit Committee, and Mr. Smith as a member of the Corporate Governance and Nominating Committee. The other terms of the Settlement Agreement are set forth in the Company’s Current Report on Form 8-K, filed with the SEC on October 26, 2007.

Director Emeritus

John E. Nash, P.E. (73) serves as a director emeritus, and as such, Mr. Nash attends meetings of the Board, but does not have the right to vote on matters before the Board. Mr. Nash is a co-founder of Kensey Nash, is currently the Vice President of New Technologies and had served as a director from 1984 until his retirement from the Board in 2007. Upon his retirement from the Board, Mr. Nash was named as the Company’s Board member emeritus in honor of his role as founder of the Company and as a tribute to his many years of service on the Board. He served as Vice Chairman of the Board and Executive Vice President from 1984 to October 1998. Prior to his co-founding the Company, Mr. Nash was employed by Syntex Corporation in a number of engineering and development positions within its Syntex Dental subsidiary, including Vice President of Research and Development. Mr. Nash holds qualifications in Mechanical and Production Engineering from Kingston College of Technology in the United Kingdom and is a Registered Professional Engineer in both the United Kingdom and the United States.

EXECUTIVE OFFICERS

The following sets forth certain information regarding executive officers of the Company. Information pertaining to Mr. Kaufmann, who is both a director and Chief Executive Officer of the Company, and Mr. Nash, who is both a director emeritus and Vice President of New Technologies, may be found in the sections above entitled “Other Continuing Directors” and “Director Emeritus.” Information pertaining to Mr. Evans, who is both a director and Chief Operating Officer of the Company, may be found in the section above entitled “Nominees.”

The Board elects officers annually and such officers, subject to the terms of employment agreements, serve at the discretion of the Board. See “Executive Compensation—Employment Agreements.”

The following table lists the named executive officers of the Company, their age, their position with the Company and the year first serving as an officer.

Name	Age	Position with Company	Executive Officer Since
Joseph W. Kaufmann	56	Chief Executive Officer, President, Secretary and Director	1995
Douglas G. Evans, P.E.	44	Chief Operating Officer, Assistant Secretary and Director	1995
Wendy F. DiCicco, CPA	41	Chief Financial Officer	1998
John E. Nash, P.E.	73	Vice President of New Technologies	1984

Ms. DiCicco has served as our Chief Financial Officer since August 1998. From 1996 through 1998, Ms. DiCicco served as Controller of the Company. From 1989 until she joined the Company in 1996, Ms. DiCicco was an Accounting and Audit Manager at the public accounting firm Deloitte & Touche LLP. Ms. DiCicco holds a B.S. degree in Accounting from Philadelphia University and is a Certified Public Accountant in the Commonwealth of Pennsylvania. Ms. DiCicco is a director of II-VI, Incorporated.

On October 20, 2008, Ms. DiCicco submitted her resignation to pursue other opportunities. Ms. DiCicco’s resignation as Chief Financial Officer will be effective on November 15, 2008, after the filing of the Company’s Form 10-Q for the fiscal quarter ending September 30, 2008.

On October 27, 2008, the Board designated Ryan D. Lake, C.P.A, who is the Company’s Director of Finance, to assume the additional roles of the Company’s principal financial officer and principal accounting officer, until the Board of Directors appoints a new Chief Financial Officer. During this interim period, Mr. Lake will report directly to the Company’s President and Chief Executive Officer, Joseph W. Kaufmann.

Mr. Lake (31) was appointed as our Director of Finance in October 2008. Mr. Lake has served in various senior roles at the Company since 2002. He had previously held the position of our Director of Accounting since 2007. From 2005 to 2007, Mr. Lake served as our Senior Accounting and Compliance Manager. From 2003 to 2005, Mr. Lake served the Company as General Accounting Manager. From 1999 until he joined the Company in 2002, Mr. Lake was an Accounting and Audit Senior at the public accounting firm Deloitte & Touche, LLP. Prior to that, Mr. Lake was an accountant at the forensic accounting firm Nihill & Riedley, P.C. Mr. Lake holds a B.S. degree in Accounting from West Chester University of Pennsylvania and is a Certified Public Accountant in the Commonwealth of Pennsylvania.

The Company has appointed additional executive officers in fiscal 2009 as listed below. The names of the appointed executives, their age and their position with the Company, together with certain other information, are as follows:

Name	Age	Position with Company	Executive Officer Since
M. Kevin Carouge	51	Vice President of Business Development	July 2008
Todd M. DeWitt, Ph.D.	54	Vice President of Biomaterials	July 2008
Russell T. Kronengold	38	Vice President of Biomaterials Research	July 2008
James (Ted) Rauth, P.E.	44	Vice President of Operations	July 2008

Mr. Carouge is our Vice President of Business Development. Mr. Carouge joined the Company in August 2004. Prior to joining the Company, Mr. Carouge was with Synthes USA for 18 years, a medical device company specializing in instruments, implants and biomaterials. He was President of the Orthobiologic and Maxillofacial Divisions and most recently Vice President of Corporate Business Development. Mr. Carouge’s broad technical, sales, and business development expertise includes the strategic areas of biotechnology, craniofacial, spine, and general orthopedic technologies. Prior to his employment with Synthes USA, he was with The Upjohn Company (now part of Pfizer) for six years. Mr. Carouge is a graduate of Washington College and has completed executive continuing studies at Wharton School, Stanford, and Columbia University.

Mr. DeWitt is our Vice President of Biomaterials. Mr. DeWitt was appointed as our Vice President of Biomaterials in August 2000. He had served as our Director of Polymer Products from May 1996 to 2000. Mr. DeWitt has held several positions at the Company since he joined in 1988, including Product Development Manager and Model Shop Manager. Prior to his employment with the Company, Mr. DeWitt held positions in the field of tool design and manufacturing with various companies including The Stanley Works and Doehler Jarvis Division of National Lead. Mr. DeWitt holds a B.A. degree in liberal arts from West Chester State University.

Dr. Kronengold, Ph.D. is our Vice President of Biomaterials Research. Dr. Kronengold was appointed to Vice President of Biomaterials Research in September 2004. He has held several positions within the Company since he joined in 1997. Prior to his association with the Company, Dr. Kronengold was a Research Consultant with Integra LifeSciences Corporation. Dr. Kronengold holds a Ph.D. and M.S. in Biomedical Engineering from UMDNJ-Robert Wood Johnson Medical School / Rutgers University and a B.S. in Chemical Engineering from Carnegie Mellon University.

Mr. Rauth, P.E. is our Vice President of Operations. Mr. Rauth was appointed to Vice President of Operations in October 2001. He had previously held the position of Director of Operations since May of 1999. Prior to joining the Company in 1999, Mr. Rauth was employed with Merck and Co. in various supervisory and management positions from 1995 through 1999. From 1986 through 1995, Mr. Rauth was a commissioned officer in the U.S. Navy holding various supervisory and leadership positions. He holds a B.S. in Chemical Engineering from Penn State University and a M.S. in Mechanical Engineering from Rensselaer Polytechnic Institute. Mr. Rauth is a Professional Engineer in the state of Pennsylvania.

The named executive officers are subject to the terms of employment agreements and serve at the discretion of the Board. See “Executive Compensation—Employment Agreements.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities and Exchange Act of 1934 (the “1934 Act”) requires our officers and directors and persons who own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NASDAQ. Based solely on a review of the forms we have received and on written representations from certain reporting persons that no such forms were required for them, we believe that all Section 16 filing requirements applicable to our officers, directors and 10% beneficial owners were complied with during fiscal 2008, except that Mr. Chefitz filed a Form 4 two days late to report a sale of Common Stock and another Form 4 one day late to report an exercise of stock options under his 10b5-1 plan, Mr. Nash filed a Form 4 one day late to report a sale of Common Stock under his 10b5-1 trading plan and Mr. Maupay filed a Form 4 two days late to report an exercise of stock options.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Overview

This Compensation Discussion and Analysis (“CD&A”) explains the Company’s executive compensation program for our Chief Executive Officer, our Chief Financial Officer and our only two other executive officers, as of the end of fiscal 2008 (the “Named Executive Officers,” or “NEOs”). It describes our compensation philosophy, how the Compensation Committee establishes executive compensation for the NEOs, the objectives of the various compensation programs and how performance metrics are selected and evaluated for the various components of our compensation programs.

As used in this CD&A, the following terms have the following meanings:

•	The “CEO” is our Chief Executive Officer;

•	The “NEOs” consist of the following executive officers:

•	Joseph W. Kaufmann, Chief Executive Officer

•	Douglas G. Evans, P.E., Chief Operating Officer

•	Wendy F. DiCicco, CPA, Chief Financial Officer

•	John E. Nash, P.E., Vice President of New Technologies

Philosophy and Objectives

The philosophy of the Compensation Committee of the Board is to provide competitive levels of total compensation to attract and retain talented and qualified executives who are critical to our long-term success. The compensation program, which combines base salary, cash bonus and equity-based awards, is designed to motivate all of our employees and to align the financial interests of executives and stockholders through equity-based plans. We believe that the compensation of our executives should reward their success for achieving key operating objectives such as, growth of revenue and earnings per share and execution of strategic non-financial goals that will provide both short and long-term growth for the Company. In addition to the achievement of specific objectives within each NEO’s area of responsibility, it is expected that each executive must demonstrate exceptional personal performance and contribute as a member of the executive management team to the Company’s overall success.

Compensation is comprised of base salary, adjusted annually by our Compensation Committee (all of whom are independent directors) based on both market compensation for similar positions and the individual performance of each executive; cash incentive payments based upon the achievement of corporate financial and strategic goals; and equity-based awards which provide long-term compensation based on the same corporate financial and strategic goals. The Board sets challenging annual financial and operating goals, as well as strategic non-financial goals. A significant amount of an executive’s annual compensation, both cash and equity, is tied to these goals and therefore is “at risk.” Generally, the NEO’s financial and operating goals are based on revenues and adjusted earnings per share. The CEO’s strategic goals typically include individual and team objectives relating to such matters as, growing the business by pre-defined measures established by the Compensation Committee, evaluating strategic opportunities for enhancing stockholder value, sustaining strong financials, such as achievement of 100% of the Company’s internal operating plan and sustaining high levels of meaningful investor communications. The COO’s strategic goals typically include individual and team objectives relating to improvement of the quality, value and competitiveness of the Company’s products and business strategies. The COO’s strategic goals also include managing successful operations in manufacturing, quality assurance and control and legal affairs, including intellectual property and in business development. The CFO’s strategic goals typically include individual and team objectives relating to the Company’s financial operations including compliance issues, financial and cost accounting analysis and management, cash management and profitability and cost savings. In addition, the CFO is responsible for successfully managing our information technology. The Vice President of New Technologies’ annual compensation is entirely discretionary at the determination of the Compensation Committee. These targets are established such that it will be challenging for the respective NEOs to achieve them. We do not typically publicly disclose our financial targets or strategic targets, as our business plan is highly confidential. Due to the long-term nature of our business plan, many of our strategic goals extend beyond the fiscal year. Therefore, disclosing specific objectives would provide competitors and other third parties with insights into the planning process and would therefore cause competitive harm. The equity component of our compensation program is established to align executive compensation with stockholder value.

Role of the Compensation Committee

Our Compensation Committee, which consists of three independent members of the Board, maintains the primary responsibility and authority for determining and recommending the compensation awards for the Company’s executive officers. The Compensation Committee considers various factors in exercising its discretion to determine compensation, including the experience, responsibilities and performance of each executive, as well as the Company’s overall financial performance. During an annual review process, which takes place after the end of each fiscal year, the Compensation Committee considers the following information:

•	Input from the CEO regarding the performance of the NEOs, other than the CEO, with respect to the achievement of corporate and/or individual performance targets;

•	Compensation practices including the amounts and nature of compensation paid to executive officers of similarly sized companies in the healthcare industry that comprise the Company’s peer group;

•	The proportionate share of compensation related to base salary and incentive cash compensation categorized by quartiles for comparable positions within the peer group; and

•	The job responsibilities of the executive positions included in the peer survey.

This information is evaluated at the first Compensation Committee meeting following the end of the Company’s fiscal year. For fiscal 2008, that Compensation Committee meeting occurred on September 22, 2008.

Role of Executive Officers in Compensation Process

The CEO provides significant input on the compensation of the other NEOs, including annual merit adjustments, cash bonuses and equity-based awards. The CEO annually reviews the individual performance of each of the other NEOs, with the exception of Mr. Nash, and provides the Compensation Committee with (1) evaluations of each NEO, including an evaluation of each person’s personal performance against his or her individual performance objectives and contributions as a member of the executive management team, and (2) recommendations regarding any increase in each NEO’s base salary level, the individual performance rating for purposes of calculating his or her cash bonus payment and the amount of any long-term equity-based award for each NEO. Each of the other NEOs’ individual performance objectives are set based upon the recommendation of the CEO and approval of the objective by the Compensation Committee. The CEO attends Compensation Committee meetings, as a non-voting participant, to provide the committee with information regarding performance. The CEO is not in attendance during discussions and deliberations of individual compensation actions affecting him personally and during the Compensation Committee’s executive sessions. The Compensation Committee considers the CEO’s recommendations with respect to executive compensation and often provides input after discussing the CEO’s recommendations in an independent session. The Board and the Compensation Committee, however, retain the ultimate authority to make decisions with respect to the compensation of our NEOs and do not delegate any of their functions to other individuals or committees in establishing compensation. The final approval for the compensation of the NEOs comes from the Compensation Committee, taking into consideration the recommendations of our CEO.

Compensation Consultants

We have not historically used compensation consultants in determining NEO compensation and did not utilize any consultants related to the compensation of our NEOs for fiscal 2008.

Benchmarking

In establishing total direct compensation levels for the NEOs, compensation practices and total direct compensation are reviewed annually for comparable positions at selected publicly traded peer companies. The companies in the selected peer group include companies within the medical device industry, specifically cardiovascular or orthopaedics, and with similar market capitalization and/or total annual revenue.

In general, the Compensation Committee considers as appropriate, the nature and scope of each executive’s responsibilities, each executive’s prior compensation and performance in his or her job, tenure and long-term potential, his or her effectiveness in supporting our long-term goals and the pay levels of similarly situated executives within the Company. We also consider the levels and various components of the total compensation packages of executives within our peer group. We do not apply formulas or assign these factors specific mathematical weights; instead we exercise our judgment and discretion with respect to these factors.

For the fiscal 2008 analysis, the companies comprising our peer group were:

Anika Therapeutics, Inc Cryolife, Inc. EV3, Inc. Exactech, Inc. Greatbatch, Inc. Micrus Endovascular Corporation Orthovita, Inc.	Osteotech, Inc. The Spectranetics Corporation Stereotaxis, Inc. Surmodics, Inc. Synovis Life Technologies, Inc. Vascular Solutions, Inc. Vital Signs, Inc.

For fiscal 2008, the following changes were made to our peer group:

Additions	Deletions
Greatbatch, Inc. Stereotaxis, Inc. Synovis Life Technologies, Inc.	Foxhollow Technologies, Inc. LifeCell Corporation Possis Medical, Inc.

The additions in fiscal 2008 were made in order to replace the companies that are no longer publicly traded, which were removed from our peer group.

Elements of Compensation and Benefit Programs

There are three major elements of our executive compensation program: base salary, cash bonus and long-term equity-based award incentives in the form of non-qualified stock options, restricted stock awards and other forms of equity-based awards. The Compensation Committee reviews these elements of compensation on an annual basis.

The table below summarizes the key elements of the Company’s executive compensation program and the objectives they are designed to achieve.

Pay Element	Description	Objectives
• Base salary	• Annual fixed cash compensation. • Minimum amounts specified under terms of employment agreements.	• Attraction and retention. • Recognize differences in overall responsibility, experience and market value of the positions, as well as individual performance over the long-term.

• Cash bonus

•     Variable pay tied to the achievement of key Company financial and operating objectives. Fiscal 2008 and fiscal 2009 primary measures are:

•     Revenues; and

•     Earnings per share, as adjusted, as necessary.

•     Actual payouts are dependent on the percentage achieved of the goals with a minimum of 80% required for any payout.

•     Significant charges or events that are deemed to be out of the control of the executives by the Compensation Committee may be taken into consideration when the achievement percentage is determined.

•     Payout at target is determined by the NEOs’ contractually determined cash bonus eligibility or an amount determined by the Compensation Committee.

•     Payout may be zero if threshold targets are not achieved.

•     The Compensation Committee may reduce payouts at its discretion when indicated by individual performance.

•     Ensure organization is working together in achievement of key financial and operating goals.

•     Drive high levels of performance by ensuring that executives’ total cash compensation is linked to achievement of financial and operating goals.

• Equity-based awards

•     Senior executives typically receive non-qualified stock options (NQSOs), restricted stock awards (RSAs) and/or Stock Appreciation Rights (SARs) at the discretion of the Compensation Committee.

•     All equity-based awards are granted at fair market value on the grant date (discounted awards are prohibited).

•     The number of awards granted is based upon the achievement of corporate financial goals and strategic individual goals.

•     Align long-term compensation with stockholders.

•     Opportunities for significant wealth accumulation by executives are tightly linked to stockholder returns.

•     Company performance linked to executive long-term payout.

•     Personal strategic goal achievement and performance tied to long-term payout.

Benefit Element	Description	Objective
• 401(k) Plan	• The Company maintains a 401(k) defined contribution plan. • The Company matches 50% of all employees first 6% of contributions.	• Provide competitive retirement benefits.

• Health and other benefits	• Executives are eligible for a variety of benefits, including: ✓ Medical, dental and vision plans; and ✓ Life and disability insurance plans.	• Provide competitive benefits. • Ensure a competitive overall rewards package.

Annual Cash Compensation. Annual cash compensation consists of base salary and cash incentives (bonus). Mr. Nash’s annual cash compensation is based on half time employment.

Base Salary. We determine the salaries of our NEOs based on job responsibilities and individual experience and also benchmark the base salary amounts of our NEOs against comparable competitive market compensation for similar positions within the healthcare/medical device industry, and as previously discussed, within a peer group of companies. We do not apply formulas or assign these factors specific mathematical weights; instead we exercise our judgment and discretion with respect to these factors. Our Compensation Committee expects to continue to provide compensation to our executive officers that are near the market compensation provided to executives within our peer group. Our Compensation Committee reviews the salaries of our executives annually and grants increases in salaries based on individual performance during the prior fiscal year and current market and Company conditions, as appropriate. In September 2008, the Compensation Committee determined, based on the recommendation of the CEO, that base salaries for Mr. Evans and Ms. DiCicco would be increased to $286,000 and $223,800, respectively. Mr. Kaufmann’s base salary of $319,000 was held over from the previous fiscal year, as the Compensation Committee believed it continued to be appropriate.

Cash Incentive. The NEOs are eligible to receive a performance-based cash bonus based on the Company’s performance and on their individual performance. This cash incentive is calculated for the CEO and the COO as a percentage of base salary. The cash incentive for the CFO is based on a fixed dollar value. The cash incentive for Mr. Nash is entirely discretionary at the determination of the Compensation Committee.

Target Bonus Percentage. The employment agreement for each of the NEOs (other than Mr. Nash) establishes the target cash bonus opportunity for the NEO, expressed as a percentage of his or her then current base salary or a fixed dollar amount. The target contractual cash bonus opportunities for the CEO and the COO are set at a maximum of 100% of base salary and the CFO’s is set at a maximum of 75% of base salary. The annual targets can be set below the maximum percentages, provided for in the respective employment agreements, as determined by the Compensation Committee. The target bonus for the CFO was set at $100,000 for fiscal 2008 as determined by the Compensation Committee.

Bonus Calculation. In the event the Company’s financial performance falls below a goal achievement factor of 80%, cash bonus eligibility for all NEOs is eliminated. If the Company’s financial performance is above the 80% factor, then the cash bonus is weighted on a combination of financial goals, as well as, achievement of strategic individual and team objectives. For fiscal 2008, the calculation of each NEO’s cash bonus was weighted 70% on the achievement of the Company’s corporate financial goals and 30% on the achievement of strategic individual and team objectives. Further, the portion of Mr. Kaufmann’s cash bonus related to the corporate financial goals was weighted 60% on the achievement of the Company’s adjusted earnings per share goal and 40% on the achievement of the Company’s revenue goal. The other NEOs’ cash bonuses, related to the corporate financial goals, were weighted 50% on the achievement of the Company’s adjusted earnings per share goal and 50% on the achievement of the Company’s revenue goal.

The Company’s corporate financial goals for fiscal 2008 to which the NEOs’ cash bonuses were tied were as follows:

	FY08 Goal	FY08 Achievement	Achievement %
Total Revenue ($ millions)	$87.1	$79.8	92%
Earnings Per Share, As Adjusted(1)	$0.98	$0.99	101%

(1)	Adjusted earnings per share are non-GAAP financial measures and should not be considered replacements for GAAP results. The adjusted earnings per share is consistent with those reported in our fiscal 2008 public earnings releases. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see our “Supplemental Non-GAAP Financial Measures and Reconciliations” in our Form 10-K for fiscal 2008, as filed with the SEC on September 15, 2008.

Total revenues for fiscal 2008 were $79.8 million, 92% of the $87.1 million target and 15% above total revenues for fiscal 2007 of $69.5 million. The $87.1 million goal was 100% of the Company’s fiscal 2008 internal operating plan, as approved by the Board prior to the beginning of the fiscal year. Adjusted earnings per share of $0.99 for fiscal 2008 surpassed the target of $0.98 and represented an 87% year over year percentage increase from adjusted earnings per share of $0.53 for fiscal 2007. Fiscal 2008 earnings per share was adjusted for such charges as the discontinuance of the embolic protection platform, the acceleration of stock awards and charges associated with the sale of the Company’s endovascular business. These fiscal 2008 adjustments were consistent with adjusted earnings per share as presented in our public earnings releases.

For fiscal 2008, Mr. Kaufmann’s strategic individual goals and team objectives included such things as building the biomaterials and endovascular business, evaluating strategic opportunities for enhancing stockholder value, sustaining strong financials, such as achievement of 100% of the Company’s internal operating plan and sustaining high levels of meaningful investor communications. For fiscal 2008, Mr. Evans’ strategic individual goals and team objectives were similar to Mr. Kaufmann’s but focused more specifically on growing and enhancing the biomaterials business as its related to product development. Mr. Evans’ strategic goals also included managing successful operations in manufacturing, quality assurance and control, legal affairs, including intellectual property and in business development. Ms. DiCicco’s strategic individual goals and team objectives for fiscal 2008 focused mainly on the Company’s financial operations including compliance issues, financial and cost accounting analysis and management, cash management and profitability and cost savings. In addition,

Ms. DiCicco was responsible for successfully managing our information technology. Mr. Nash’s cash incentive compensation was entirely discretionary and at the determination of the Compensation Committee.

For fiscal 2008, we granted cash bonus awards as follows: Mr. Kaufmann, $311,800; Mr. Evans, $266,800; Ms. DiCicco, $90,900; and Mr. Nash, $25,000.

The Company has established revenue, earnings per share and strategic goals for fiscal 2009 at 100% of the Company’s internal operating plan, as approved by the Board prior to the beginning of fiscal 2009.

Equity-based awards. We use stock options, restricted stock, and other equity equivalents to provide long-term incentives. These awards help us retain and attract executives and align their interests with stockholders by setting multi-year vesting requirements. These awards are granted at the fair market value (always tied to market price on date of grant, never discounted) and therefore are aligned with the growth of our stock. We believe that long-term compensation is a critical component of our executive compensation program and is a way to foster a long-term focus on the Company’s financial results.

We award long-term equity incentives annually to the CEO and each other NEO. These awards represent the largest component of the total direct compensation package for the CEO and the other NEOs. Individual target awards were established for fiscal 2008 based on the same methodology as described above in the “Bonus Calculations” section, except, 80% of the eligible award is weighted to the corporate financial goals and strategic individual and team objectives and 20% of the eligible award is discretionary and at the determination of the Compensation Committee. For fiscal 2008, we granted stock option awards as follows: Mr. Kaufmann, 31,400 shares; Mr. Evans, 21,550 shares; Mr. Nash, 7,500 shares; and Ms. DiCicco, 6,500 shares. These individual grants for fiscal 2008 performance were awarded on September 22, 2008.

Each year, the Compensation Committee decides the appropriate types and mix of equity-based awards. In addition, grant dates for equity-based awards are determined in accordance with our Equity Awards Policy, which provides that awards generally will be granted at the first Compensation Committee meeting following the end of each fiscal year. Typically, the Compensation Committee will award stock options. The Compensation Committee considers stock options to be a particularly effective means to promote the overall financial objectives of the Company and its stockholders by motivating the executives who are granted stock options to achieve long-term growth in stockholder equity in the Company and by retaining those individuals who are instrumental in achieving this growth. The Compensation Committee will award other awards, such as restricted stock awards, at the Compensation Committee’s discretion. For fiscal 2008, the Compensation Committee decided to utilize 100% stock options, rather than a mix of restricted stock and stock options.

Section 162(m) of the Internal Revenue Code (the “Code”) provides that compensation paid to certain executive officers in excess of $1,000,000 in any year is not deductible by the Company for federal income tax purposes unless, in general, such compensation is performance-based, is established by a committee comprised solely of two or more independent directors and is objective, and unless the plan or agreement providing for such performance-based compensation has been approved by the stockholders in advance of payment. The Compensation Committee currently intends to maximize the tax deductibility of compensation paid to executive officers, where possible. However, the Compensation Committee also realizes that in order to attract and retain individuals with superior talent, it may, from time to time, pay compensation to our executive officers that may not be deductible.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed with our management the section entitled “Compensation Discussion and Analysis” set forth above in this Proxy Statement. Based on that review and analysis, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, for filing with the Securities and Exchange Commission.

Compensation Committee
C. McCollister Evarts, M.D., Chairman
Robert J. Bobb
Harold N. Chefitz

The following table sets forth information regarding the compensation awarded, paid to or earned for services rendered in all capacities to us by our Chief Executive Officer, our Chief Financial Officer and our two other Named Executive Officers for the fiscal years ended June 30, 2008 and June 30, 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)(1)(3)	Option/ SAR Awards ($)(1)(2)(3)	All Other Compensation ($)(5)	Total ($)
Joseph W. Kaufmann— President, Chief Executive Officer and Secretary	2008	$319,000	$311,800	$366,814	$342,973	$9,976	$1,350,563
	2007	$311,314	$—	$462,509	$72,661	$10,210	$856,694

Wendy F. DiCicco, CPA— Chief Financial Officer	2008	$217,360	$90,900	$118,327	$74,342	$9,770	$510,699
	2007	$196,967	$—	$151,995	$14,829	$9,056	$372,847

Douglas G. Evans, P.E.— Chief Operating Officer and Assistant Secretary	2008	$275,000	$266,800	$311,458	$247,864	$14,487	$1,115,609
	2007	$268,750	$—	$389,321	$51,900	$14,653	$724,624

John E. Nash, P.E.— Vice President of New Technologies	2008	$115,000	$25,000	$31,718	$59,392	$3,926	$235,036
	2007	$114,125	$—	$39,105	$14,829	$3,926	$171,985

(1)	The amounts represent the dollar amounts recognized for awards of restricted stock, stock options and stock appreciation rights for financial statement reporting purposes for fiscal 2008, in accordance with SFAS 123(R). Such amounts may include amounts recognized for awards granted during fiscal 2008 and prior fiscal years. Please refer to Note 16 “Stock Based Compensation,” of our consolidated financial statements for fiscal 2008 included in our Form 10-K for fiscal 2008, as filed with the SEC on September 15, 2008, for a discussion of assumptions relevant to the calculation of such amounts.

(2)	In September 2008 (fiscal 2009), the Company granted option awards based on each NEO’s performance during fiscal 2008: Mr. Kaufmann—31,400 shares; Ms. DiCicco—6,500 shares; Mr. Evans—21,550 shares; and Mr. Nash—7,500 shares. These awards are not reflected in the summary compensation table above.

(3)

As a result of a “change in control” as defined in the Employee Plan, on August 30, 2007 all outstanding unvested stock options, stock appreciation rights and non-vested stock awards under the Employee Plan, vested (and, in the case of stock options and stock appreciation rights, became exercisable) in full. This “change in control” was triggered by the acquisition on August 30, 2007 by affiliates of Ramius Capital Group, L.L.C. of more than 20 percent of the Company’s outstanding Common Stock, as reported by Ramius in filings with the SEC. This acceleration of vesting increased the amounts recognized under SFAS

123(R) with respect to the stock awards and option/SAR awards, respectively, for each of the NEOs for fiscal 2008 as follows: Mr. Kaufmann: $301,168 for stock awards and $66,479 for option/SAR awards; Ms. DiCicco: $96,771 and $13,567; Mr. Evans: $255,702 and $47,485; and Mr. Nash: $25,205 and $13,567. Please refer to Note 16 “Stock Based Compensation,” of our consolidated financial statements for fiscal 2008 included in our Form 10-K for fiscal 2008, as filed with the SEC on September 15, 2008, for a discussion of accelerated vesting of all equity-based awards.

(4)	The amounts represent cash bonuses earned based on the NEO’s performance during fiscal 2008 which were paid in September 2008 (fiscal 2009).

(5)	The amounts consist of life insurance premiums and 401(k) matching contributions as described below for fiscal 2008:

FISCAL 2008 ALL OTHER COMPENSATION TABLE

Name	Fiscal Year	Insurance Premiums ($)	Company Contributions to Retirement and 401(k) Plans ($)	Total ($)
Joseph W. Kaufmann	2008	$3,226	$6,750	$9,976
Wendy F. DiCicco, CPA	2008	$3,248	$6,522	$9,770
Douglas G. Evans, P.E.	2008	$7,737	$6,750	$14,487
John E. Nash, P.E.	2008	$1,183	$2,743	$3,926

Fiscal 2008 Grants of Plan Based Awards—The following table shows the grants of awards made in fiscal 2008 to our Named Executive Officers:

FISCAL 2008 GRANTS OF PLAN BASED AWARDS

Name	Grant Date	All Other Option/SARs Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Joseph W. Kaufmann	10/23/2007	38,000	$28.02	$457,699
Wendy F. DiCicco, CPA	10/23/2007	9,500	$28.02	$114,425
Douglas G. Evans, P.E.	10/23/2007	28,300	$28.02	$340,865
John E. Nash, P.E.	10/23/2007	3,500	$28.02	$42,156

(1)	The amounts represent stock option grants awarded in fiscal 2008 that were for the fiscal year ended June 30, 2007 (fiscal 2007) performance. Options are exercisable over a maximum term of 10 years from the grant date and vest in three equal and annual installments on the first three anniversaries of the grant date.

(2)	The amounts reflected represent the grant date fair value of the stock options awarded for fiscal 2008, computed in accordance with SFAS 123(R). Please refer to Note 16 “Stock Based Compensation,” of our consolidated financial statements for fiscal 2008 included in our Form 10-K for fiscal 2008, as filed with the SEC on September 15, 2008, for a discussion of assumptions relevant to the calculation of such amounts.

Outstanding Equity Awards at Fiscal 2008 Year-End—The following table provides information regarding unexercised stock options and outstanding equity awards at the end of fiscal 2008, held by our Named Executive Officers. All values in the table are based on the market value of our Common Stock of $32.05 per share, its closing price on June 30, 2008, the last trading day of fiscal 2008, as reported by the NASDAQ.

OUTSTANDING EQUITY AWARDS AT FISCAL 2008 YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable		Number of Securities Underlying Unexercised Options/ SARs (#)(1) Unexercisable	Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Joseph W. Kaufmann	—		38,000	$28.020	10/23/17	—	$—
	30,000		—	$27.800	08/24/14
	55,000		—	$34.360	06/28/14
	55,000		—	$14.580	07/10/12
	49,000	(2)	—	$31.360	10/05/11
	98,500		—	$14.510	06/05/11
	70,000		—	$14.510	06/05/11
	75,000		—	$13.125	08/16/10
	85,000		—	$8.750	04/09/09

Wendy F. DiCicco, CPA	—		9,500	$28.020	10/23/17	—	$—
	10,000		—	$27.800	08/24/14
	20,000		—	$34.360	06/28/14
	7,912		—	$14.580	07/10/12
	10,000	(2)	—	$31.360	10/05/11
	3,150		—	$14.510	06/05/11
	4,875		—	$14.510	06/05/11

Douglas G. Evans, P.E.	—		28,300	$28.020	10/23/17	—	$—
	25,000		—	$27.800	08/24/14
	45,000		—	$34.360	06/28/14
	45,000		—	$14.580	07/10/12
	35,000	(2)	—	$31.360	10/05/11
	53,200		—	$14.510	06/05/11
	80,000		—	$14.510	06/05/11
	75,000		—	$13.125	08/16/10

John E. Nash, P.E.	—		3,500	$28.020	10/23/17	—	$—
	5,000		—	$27.800	08/24/14
	10,000	(2)	—	$31.360	10/05/11

(1)	The amounts represent stock options granted October 23, 2007 that were not vested as of June 30, 2008 and are scheduled to vest in three equal and annual installments on the first three anniversaries of the grant date.

(2)

As a result of a “change in control” as defined in the Employee Plan, on August 30, 2007 all outstanding unvested stock options, stock appreciation rights and non-vested stock awards under the Employee Plan, vested (and, in the case of stock options and stock appreciation rights, became exercisable) in full. This “change in control” was triggered by the acquisition on August 30, 2007 by affiliates of Ramius Capital Group, L.L.C. of more than 20 percent of the Company’s outstanding Common Stock, as reported by Ramius in filings with the SEC. Please refer to Note 16 “Stock Based Compensation,” of our consolidated financial statements for fiscal 2008 included in our Form 10-K for fiscal 2008, as filed with the SEC on September 15, 2008, for a discussion of accelerated vesting of all equity-based awards.

Fiscal 2008 Option Exercises and Stock Vested—The following table provides information regarding stock option awards exercised by our Named Executive Officers and nonvested stock awards of our Named Executive Officers that vested during fiscal 2008. There were no SARs exercised by our Named Executive Officers during fiscal 2008.

FISCAL 2008 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Joseph W. Kaufmann	100,000	$1,927,000	9,989	$239,436
	24,200	560,370	3,333	80,425
	16,600	366,525	9,989	239,437
	9,200	199,935	—	—

Subtotal	150,000	$3,053,830	23,311	$559,298

Wendy F. DiCicco, CPA	6,025	$115,869	3,209	$76,920
	1,063	21,707	1,166	28,135
	2,500	36,864	3,210	76,944
	2,500	36,864	—	—

Subtotal	12,088	$211,304	7,585	$181,999

Douglas G. Evans, P.E.	113,000	$2,177,510	8,481	$203,290
	—	—	2,833	68,360
	—	—	8,481	203,289

Subtotal	113,000	$2,177,510	19,795	$474,939

John E. Nash, P.E.	15,000	$119,550	836	$20,039
	—	—	500	12,065
	—	—	836	20,039

Subtotal	15,000	$119,550	2,172	$52,143

TOTAL	290,088	$5,562,194	52,863	$1,268,379

(1)	The amounts reflect the market value of the underlying securities at the time of exercise less the exercise price of the exercised options.

(2)	The amounts reflect the market value of the nonvested stock awards on the date of vesting, which for each of the awards, equals the per share closing price of the Company’s Common Stock as reported by the NASDAQ on the vesting date.

Employment Agreements—Mr. Kaufmann is a party to a three-year Employment Agreement with the Company dated as of June 27, 2007 that expires in June 2010 and provides for a minimum annual base salary of $319,000, or his most recent per annum base salary, whichever is greater. Mr. Evans is a party to a three-year Employment Agreement with the Company dated as of June 27, 2007 that expires in June 2010 and provides for a minimum annual base salary of $275,000, or his most recent per annum base salary, whichever is greater. The Board increased Mr. Evans’ salary to $286,000 effective October 1, 2008. Ms. DiCicco is party to a two-year Employment Agreement with the Company dated as of May 11, 2006 that was set to expire in May 2008. Ms. DiCicco’s employment agreement was extended for a period of one year, commencing May 2008 and will expire on May 11, 2009. This agreement provides for a minimum annual base salary of $197,600, or her most recent per annum base salary, whichever is greater. The Board increased Ms. DiCicco’s salary to $223,800 effective October 1, 2008. Mr. Nash does not have an Employment Agreement with the Company. We are in the process of updating each of the employment agreements entered into with the executives, respectively, to comply with Section 409A of the IRS Code. See information regarding Section 409A of the Code in the section “Federal Income Tax Consequences” below under Proposal No. 2 of the Amended Plan.

Each of these employment agreements provides that the executive’s salary is subject to annual increases as determined by the Board and provides that a bonus may be paid at the discretion of the Board. In addition, the employment agreements restrict each of the executives from competing with us during the term of the agreement and for 12 months after termination of his or her employment with the Company.

These agreements provide for compensation and benefits in the event that (1) the executive’s employment is terminated by the Company without “Cause” during his or her employment term; (2) the executive’s employment if terminated during the employment term by the Company with Cause or by the executive other than for Good Reason; (3) following a “Change in Control,” either the Company terminates the executive’s employment for a reason other than with Cause or the executive terminates his or her employment with the Company for “Good Reason,” in either case during his or her employment term; (4) the executive’s employment is not renewed by the Company upon the expiration of the employment term.

For purposes of all three of these agreements, the following terms are defined below:

“Cause” means any of the following:

•	an act of fraud, embezzlement or other act of dishonesty which would reflect adversely on the integrity of the Company;

•	conviction for violation of any criminal statute involving breach of fiduciary duty or moral turpitude;

•

failure to discharge his or her duties in a reasonably satisfactory manner which failure is not cured by executive within 30 days after delivery of written notice to executive specifying the nature of such failure;

•	death of the executive;

•	mental or physical disability of executive which renders executive unable to effectively perform his or her duties for 180 days; or

•	voluntary termination of the executive’s employment other than as a result of a breach of the Company’s obligations.

“Change in Control” shall occur if:

•

any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person is or becomes the “beneficial owner” directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities entitled to vote in the election of directors of the Company;

•

during any period of two consecutive years, individuals who at the beginning of that period constituted the Board and any new directors, whose election by the Board or nomination for election by the stockholders of the Company was approved by a vote of at least three quarters of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute at least a majority; or

•	all or substantially all of the assets of the Company are liquidated or distributed.

“Good Reason” means, following a Change in Control, any of the following:

•	reduction in the executive’s compensation as in effect as of the date of the Change in Control;

•	substantial reduction in the executive’s responsibilities as then in effect;

•	failure of the Company to obtain assumption of the obligation to perform the employment agreement by any successor, assignee or distributee of a majority of the Company’s stock or assets;

•	relocation of the executive’s location of employment more than 50 miles from the location as of the date of the Change in Control; or

•	adoption or approval of a plan of liquidation, dissolution, or reorganization by the Board.

“Estimated Bonus” means:

•

an amount equal to the average of the value of the cash bonuses and restricted stock (as of the grant date) received by the executive for the last two full fiscal years for which the executive has received such cash bonuses and restricted stock prior to the executive’s termination date.

If Mr. Kaufmann, Mr. Evans or Ms. DiCicco is terminated, then under his or her respective agreement, he or she will receive the following compensation and benefits:

Termination Without Cause

If the Company terminates the executive without Cause and the executive executes a customary release, then:

•	the executive will be entitled to severance in a lump sum equal to the greater of:

•

any amount of base salary remaining until the expiration of the original employment term and a payment equal to one Estimated Bonus for each year of the original employment term the executive has not yet received a bonus payment but would be entitled to if not terminated; or

•	12 months of base salary and a payment equal to one Estimated Bonus;

•

the executive will be entitled to severance fringe benefits of health/prescription, dental and vision insurance equal to that provided for all other full-time exempt employees of the Company until the expiration of the original employment term or for twelve (12) months after the termination date, whichever is longer, and in the case of Ms. DiCicco, also to life and disability insurance coverage for such period;

•

in the case of each of Mr. Kaufmann and Mr. Evans, outstanding stock options and restricted stock held by the executive would immediately vest and stock options would remain exercisable for one (1) year after the termination date, provided that the one year does not extend past the original term of the stock option; and

•

in the case of Ms. DiCicco, outstanding stock options and restricted stock held by her would immediately vest and stock options would remain exercisable for a period of time until the later of (i) the 15th day of the third month following the date at which the stock option exercise period would otherwise have expired under the terms of the applicable grant agreement or incentive plan or (ii) December 31 of the calendar year in which the stock option exercise period would otherwise have expired under the terms of those terms, but not past the term of the stock option.

Termination with Cause or Voluntarily by the Executive

If the executive is terminated during the employment term either by the Company with Cause or by the executive other than for a reason provided below, the executive will be entitled to payment of his or her base salary accrued through the termination date.

Termination Following a Change In Control

If either the Company terminates the executive for a reason other than Cause or the executive quits his or her employment with the Company for Good Reason and if the executive executes a customary release, then:

•	the executive will be entitled to a severance, payable in installments over a 24-month period, equal to the greater of:

•	the amount of severance the executive would have received for a Termination Without Cause as described above; or

•	the sum of two times his or her base salary and two times his or her Estimated Bonus;

•

the executive will be entitled to severance fringe benefits of health/prescription, dental and vision insurance equal to that provided for all other full-time exempt employees of the Company until the expiration of the original employment term or for 24 months after the termination date, whichever is longer, and in the case of Ms. DiCicco, also to life and disability insurance coverage for such period;

•

in the case of Mr. Kaufmann and Mr. Evans, outstanding stock options and restricted stock held by the executive would immediately vest and stock options would remain exercisable for one (1) year after the termination date, provided that the one year does not extend past the original term of the stock option; and

•

in the case of Ms. DiCicco, outstanding stock options and restricted stock held by her would immediately vest and stock options would remain exercisable for a period of time until the later of (i) the 15th day of the third month following the date at which the stock option exercise period would otherwise have expired under the terms of the applicable grant agreement or incentive plan or (ii) December 31 of the calendar year in which the stock option exercise period would otherwise have expired under those terms, but not past the term of the stock option.

Executive Employment Not Renewed

If the executive’s employment is not renewed by the Company upon the expiration of the employment term or subsequent renewal term set forth in his or her employment agreement and if the executive executes a customary release, then upon termination of the executive’s employment occurring on or within 60 days after (i) the expiration of a renewal term, if any, or (ii) the expiration of the employment term:

•	in the case of each of Mr. Kaufmann and Mr. Evans, the executive will be entitled to severance in a lump sum equal to 12 months of base salary and a payment equal to one Estimated Bonus;

•	in the case of Ms. DiCicco, Ms. DiCicco will be entitled to severance in a lump sum equal to 6 months of base salary and a payment equal to one half (1/2) Estimated Bonus;

•

the executive will be entitled to severance fringe benefits of health/prescription, dental and vision insurance equal to that provided for all other full-time exempt employees of the Company for 12 months after the termination date, and, in the case of Ms. DiCicco, also to life and disability insurance coverage for such period;

•

unvested stock options and restricted stock held by the executive shall be immediately cancelled upon the termination date unless otherwise provided for in the applicable grant agreement or incentive plan;

•

in the case of each of Mr. Kaufmann and Mr. Evans, stock options of the executive that are vested as of the termination date shall remain exercisable for up to one year after the termination date, provided that the one year does not extend past the original term of the stock option; and

•

in the case of Ms. DiCicco, stock options of Ms. DiCicco that are vested as of the termination date shall remain exercisable for a period of time until the later of (i) the 15th day of the third month following the date at which the stock option exercise period would otherwise have expired under the terms of the applicable grant agreement or incentive plan or (ii) December 31 of the calendar year in which the stock option exercise period would otherwise have expired under those terms, but not past the term of the stock option.

FISCAL 2008 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table shows the potential incremental payments and benefits, which our Named Executive Officers would be entitled to receive upon termination of employment under their respective employment agreements. The amounts shown in the table are based on an assumed termination as of June 30, 2008 and represent estimates of the incremental amounts that would be paid to each Named Executive Officer upon his or her termination in accordance with the terms of his or her agreement based on their fiscal 2008 base salary, fiscal 2008 target incentive awards and our current premium costs for their health and welfare benefits.

		Before Change in Control(1)		After Change in Control(1)(6)
Name	Benefit	Involuntary Termination w/o Cause	Contract Non- Renewal by Employer	Termination w/o Cause or for Good Reason
Joseph W. Kaufmann	Severance	$638,000	$319,000	$638,000
	Bonus	—	—	—
	Acceleration of equity awards(2)	170,240	—	170,240
	Tax gross-up(3)	—	—	—
	Health care benefits continuation(4)	29,481	14,740	29,481

	Subtotal	$837,721	$333,740	$837,721

Wendy F. DiCicco, CPA	Severance	$217,360	$108,680	$434,720
	Bonus	—	—	—
	Acceleration of equity awards(2)	42,560	—	42,560
	Tax gross-up(3)	—	—	—
	Health care benefits continuation(4)	15,567	15,567	31,134

	Subtotal	$275,487	$124,247	$508,414

Douglas G. Evans, P.E.	Severance	$550,000	$275,000	$550,000
	Bonus	—	—	—
	Acceleration of equity awards(2)	126,784	—	126,784
	Tax gross-up(3)	—	—	—
	Health care benefits continuation(4)	44,770	22,385	44,770

	Subtotal	$721,554	$297,385	$721,554

John E. Nash, P.E.(5)	Severance	$—	$—	$—
	Bonus	—	—	—
	Acceleration of equity awards(2)	—	—	15,680
	Tax gross-up(3)	—	—	—
	Health care benefits continuation(4)	—	—	—

	Subtotal	$—	$—	$15,680

	Total	$1,834,762	$755,372	$2,083,369

All of the payments in the table shown above were determined in accordance with each respective NEO’s employment agreement unless otherwise described in the footnotes below.

(1)	Assumes that the NEO executes and delivers a general release in favor of the Company.

(2)

The amounts represent all unvested equity awards and are based on the market value of the Company’s Common Stock of $32.50 per share, the closing price on June 30, 2008 as reported by the NASDAQ and the fair market value of an NEO’s SAR of $6.55 on June 30, 2008 as estimated using the following Black-Scholes option-pricing model assumptions; volatility of 35%; expected term of 1.63 years; and risk-free interest rate of 2.6417%. Please refer to Note 16 “Stock Based Compensation,” of our consolidated financial statements for fiscal 2008 included in our Form 10-K for fiscal 2008, as filed with the SEC on September 15, 2008, for a discussion of information relevant to the calculation of such amounts.

(3)	In the event that the total payments cause the NEO’s parachute payments to exceed 110% of three times the NEO’s base amount (calculated as the average of the last 5 years annual compensation), the Company shall pay the NEO a “Gross-up Payment” equal to the parachute payment less the base amount multiplied by the excise tax rate in effect at the time of payment.

(4)	The amounts are calculated using current insurance premium rates as of June 30, 2008.

(5)	Mr. Nash does not have an employment agreement with the Company.

(6)	As described above under “Employment Agreements”, “change in control” under each of the NEO’s respective employment agreements would be triggered by a beneficial owner acquiring 50% or more of the combined voting power of our outstanding securities.

BOARD OF DIRECTOR COMPENSATION

The Compensation Committee recommends our directors’ compensation package, subject to approval by the non-employee members of the Board, at the Board meeting immediately following our Annual Meeting. In discharging this duty, the Compensation Committee is guided by three goals: compensation should fairly pay directors for work required in a company of our operational size and scope; compensation should align directors’ interests with the long-term interests of stockholders; and the structure of the compensation should be adequate to enable the Company to attract and retain well-qualified directors. The Compensation Committee reviews the compensation of directors annually. We do not pay additional compensation to our executive officers for their service as directors.

In consideration of service on the Board, on the date of our fiscal 2007 annual meeting of the stockholders of the Company, each non-employee director who was elected, re-elected or continued to serve as a director because his term had not expired, received the following compensation package for the period December 2007 to December 2008:

Cash Compensation

	Member	Chairman
Board of Directors Retainer	$25,000	$40,000
Strategic Committee Retainer	$3,500	$5,000
Audit Committee Retainer	$5,000	$7,000
Compensation Committee Retainer	$3,500	$5,000
Corporate Governance & Nominating Committee Retainer	$3,500	$3,500

Equity-based Compensation

	Restricted Stock Awarded 12/5/2007	Value of Restricted Stock Award ($29.37/sh)(1)
Chairman of the Board	4,767	$140,007
Director (Other than the Chairman)	3,916	$115,013

(1)	The assumptions we made to determine the amounts listed in this column are set forth in Note 16 “Stock Based Compensation” of our consolidated financial statements for fiscal 2008 included in our Form 10-K for fiscal 2008, as filed with the SEC on September 15, 2008. The fair value of each award granted was $29.37 per share.

Other Factors:

•	The grants of restricted Common Stock awarded to non-employee directors and the Chairman of the Board on December 5, 2007 are not subject to the achievement of certain targets.

•	The Board collectively has an educational allowance for training programs totaling $10,000 per year, plus travel expenses and other costs associated with attending the training programs.

•	Additional grants of options may be made, from time to time, as determined by the Compensation Committee.

•

If the Compensation Committee determines to recommend a change to the current compensation package to the Board, it may present such changes at the first meeting of the Board immediately following the Annual Meeting on December 10, 2008.

The following table provides information on compensation earned during fiscal 2008 by each non-employee director:

FISCAL 2008 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Total ($)
Walter R. Maupay, Jr.	$40,000	$181,210	$56,951	$278,161
Robert J. Bobb	$35,500	$145,142	$45,561	$226,203
Harold N. Chefitz	$33,500	$145,142	$45,561	$224,203
C. McCollister Evarts, M.D.	$30,000	$145,142	$45,561	$220,703
Steven J. Lee	$33,500	$145,142	$45,561	$224,203
Jeffrey C. Smith(3)	$32,000	$22,364	$—	$54,364
Ceasar N. Anquillare(3)	$30,000	$22,364	$—	$52,364
Kim D. Rosenberg(4)	$—	$122,778	$—	$122,778

Total	$234,500	$929,284	$239,195	$1,402,979

(1)	These amounts do not represent compensation actually received. Rather, the amounts represent the aggregate expense recognized for awards of restricted stock and stock options for financial statement reporting purposes for fiscal 2008 in accordance with SFAS 123(R). Such amounts may include amounts recognized for awards granted during fiscal 2008 and prior fiscal years. Please refer to Note 16 “Stock Based Compensation” of our consolidated financial statements for fiscal 2008 included in our Form 10-K for fiscal 2008, as filed with the SEC on September 15, 2008, for a discussion of assumptions relevant to the calculation of such amount.

(2)	As a result of a “change in control” as defined in the Employee Plan, on August 30, 2007 all outstanding unvested stock options, stock appreciation rights and non-vested stock awards under the Employee Plan, vested (and, in the case of stock options and stock appreciation rights, became exercisable) in full. This “change in control” was triggered by the acquisition on August 30, 2007 by affiliates of Ramius Capital Group, L.L.C. of more than 20 percent of the Company’s outstanding Common Stock, as reported by Ramius in filings with the SEC. Please refer to Note 16 “Stock Based Compensation,” of our consolidated financial statements for fiscal 2008 included in our Form 10-K for fiscal 2008, as filed with the SEC on September 15, 2008, for a discussion of accelerated vesting of all equity-based awards.

(3)	Messrs. Smith and Anquillare joined the Board in December 2007.

(4)	Mr. Rosenberg did not seek re-election to the Board and his term ended on December 5, 2007.

(5)	At June 30, 2008, each of the directors named below held the number of outstanding restricted stock awards and stock options to purchase the number of shares of our Common Stock shown next to his name:

Name	Number of Securities Underlying Restricted Shares Awards		Number of Securities Underlying Stock Options(C)	Grant Date	Exercise Price	Grant Date Fair Value
Walter R. Maupay, Jr.	333	(A)		12/1/2004		$32.00
	2,000	(B)		12/7/2005		$23.45
	4,722	(B)		12/6/2006		$29.65
	4,767	(B)		12/5/2007		$29.37
			11,250	12/7/2005	$23.45

Robert J. Bobb	333	(A)		12/1/2004		$32.00
	1,333	(B)		12/7/2005		$23.45
	3,879	(B)		12/6/2006		$29.65
	3,916	(B)		12/5/2007		$29.37
			9,000	12/7/2005	$23.45

Harold N. Chefitz	333	(A)		12/1/2004		$32.00
	1,333	(B)		12/7/2005		$23.45
	3,879	(B)		12/6/2006		$29.65
	3,916	(B)		12/5/2007		$29.37
			9,000	12/7/2005	$23.45

C. McCollister Evarts, M.D.	333	(A)		12/1/2004		$32.00
	1,333	(B)		12/7/2005		$23.45
	3,879	(B)		12/6/2006		$29.65
	3,916	(B)		12/5/2007		$29.37
			9,000	12/7/2005	$23.45

Steven J. Lee	333	(A)		12/1/2004		$32.00
	1,333	(B)		12/7/2005		$23.45
	3,879	(B)		12/6/2006		$29.65
	3,916	(B)		12/5/2007		$29.37
			9,000	12/7/2005	$23.45

Jeffrey C. Smith	3,916	(B)		12/5/2007		$29.37

Ceasar N. Anquillare	3,916	(B)		12/5/2007		$29.37

Kim D. Rosenberg(D)	333	(A)		12/1/2004		$32.00
	1,333	(B)		12/7/2005		$23.45
	3,879	(B)		12/6/2006		$29.65
			9,000	12/7/2005	$23.45

(A)	Restricted stock awards vest in three equal annual installments, contingent upon the Company’s achievement of certain earnings-per-share targets on the first three anniversaries of the grant date, Company Common Stock price targets and continued service of the board member on each anniversary of the date of grant.

(B)	No performance criteria set. Shares were scheduled to vest in three equal and annual installments on the first three anniversaries of the grant date.

(C)	Options are exercisable over a maximum term of 10 years from the date of grant and were scheduled to vest in three equal and annual installments on the first three anniversaries of the grant date.

(D)	Mr. Rosenberg’s equity awards were granted to him during his tenure on the Board through December 5, 2007.

Equity Compensation Plan Information

As of June 30, 2008, we maintained the Employee Plan and the Non-Employee Director Compensation Plan (“Directors’ Plan”), each of which was approved by our stockholders. The following table provides information, as of June 30, 2008, about the securities authorized for issuance under these equity compensation plans. This table does not include any awards that have been made in fiscal 2009 and does not reflect the increase in the number of shares authorized for issuance under the Employee Plan that has been approved by the Board, subject to stockholder approval of the Amended Plan at the Annual Meeting. The Directors’ Plan was terminated in December 2005.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a)) ( c)(3)

Equity compensation plans approved by security holders	1,949,544	(4)	$21.43	412,104

Equity compensation plans not approved by security holders	—		$—	—

(1)	As of September 30, 2008, the number of securities in column (a) was 2,003,087.

(2)	As of September 30, 2008, the price in column (b) was $23.57.

(3)	As of September 30, 2008, the number of securities in column (c) was 106,564.

(4)	As of the date of this table, June 30, 2008, the weighted average remaining contractual term of such options was 4.63 years. As of September 30, 2008, the weighted average remaining contractual term of outstanding options was 5.52 years.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS

The following table sets forth, as of October 21, 2008, certain information with respect to the beneficial ownership of our Common Stock by (1) each person known by us to own beneficially more than 5% of the outstanding shares of Common Stock, (2) each of our directors, (3) each of the Named Executive Officers and (4) all of our executive officers and directors as a group. Unless otherwise indicated, each person or group has sole dispositive and voting power with respect to the shares of our Common Stock shown below as beneficially owned by such person. The percentages below are based on 11,877,433 outstanding shares of Common Stock.

Names and Addresses	Amount and Nature of Beneficial Ownership	Percent of Class
Ramius Capital Group LLC(1)	1,247,545	10.5%
Wellington Management Company, LLP(2)	1,203,549	10.1
Brown Capital Management, Inc.(3)	927,930	7.8
Kenneth R. Kensey, M.D.(4)	641,000	5.4
Joseph W. Kaufmann(5)	617,550	5.0
Douglas G. Evans, P.E.(6)	604,251	4.9
Lord, Abbett and Co., LLC(7)	602,497	5.1
John E. Nash, P.E.(8)	259,657	2.2
Walter R. Maupay, Jr.(9)	125,729	1.1
Robert J. Bobb(10)	97,935		*
C. McCollister Evarts, M.D.(11)	70,915		*
Wendy F. DiCicco, CPA(12)	51,520		*
Steven J. Lee(13)	48,415		*
Harold N. Chefitz(14)	40,916		*
Jeffrey C. Smith	3,916		*
Ceasar N. Anquillare	3,916		*
All Executive Officers and Directors as a group (14 persons)	2,043,356	15.7%

*	Denotes less than one percent.

(1)	As disclosed on a Schedule 13D filed on October 15, 2008 by Parche, LLC (“Parche”); Ramius Value and Opportunity Master Fund Ltd (“Value and Opportunity Master Fund”); Ramius Enterprise Master Fund Ltd. (“Enterprise Master Fund”); RCG Starboard Advisors, LLC (“RCG Starboard Advisors”); Ramius L.L.C. (“Ramius”); C4S & Co., L.L.C. (“C4S”); Peter A. Cohen; Morgan B. Stark; Jeffrey M. Solomon; Thomas W. Strauss; and Jeffrey C. Smith.

According to the Schedule 13D, Parche has sole voting power and dispositive power with respect to 199,609 shares, and Value and Opportunity Master Fund has sole voting power and dispositive power with respect to 1,047,936 shares; Enterprise Master Fund also has the sole voting power and dispositive power with respect to 199,609 shares; RCG Starboard Advisors, as managing member of Parche and the investment manager of Value and Opportunity Master Fund, may be deemed the beneficial owner of (i) the 199,609 shares owned by Parche and (ii) the 1,047,936 shares owned by Value and Opportunity Master Fund, for a total of 1,247,545 shares; Ramius, as the sole member of RCG Starboard Advisors, and C4S, as the managing member of Ramius, may be deemed the beneficial owner of the same 1,247,545 shares; Mr. Cohen, Mr. Stark, Mr. Strauss and Mr. Solomon, as the managing members of C4S, may also be deemed to be beneficial owners of the same 1,247,545 shares; and Mr. Smith, as a member of the “group” also consisting of the other persons described in this footnote, for the purposes of Section 13(d)(3) of the Exchange Act, may also be deemed to be a beneficial owner of the same 1,247,545 shares, although he disclaims ownership of such shares.

The principal business address of Mr. Smith is c/o Ramius LLC, 599 Lexington Avenue, 20th Floor, New York, New York 10022. The principal business address of Parche, Ramius, RCG Starboard Advisors, C4S,

Mr. Cohen, Mr. Stark, Mr. Strauss and Mr. Solomon is 599 Lexington Avenue, 20th Floor, New York, New York 10022. The principal business address of Value and Opportunity Master Fund and Enterprise Master Fund is c/o Citco Fund Services (Cayman Islands) Limited, Corporate Center, West Bay Road, Grand Cayman, Cayman Islands, British West Indies.

(2)	As disclosed on a Schedule 13G filed on February 14, 2008 by Wellington Management Company, LLP (“Wellington”), Wellington has shared voting power with respect to 1,000,200 shares and shared dispositive power with respect to 1,203,549 shares; Wellington may be deemed a beneficial owner of such shares in its capacity as investment adviser for such shares owned of record by its clients; and the principal business address of Wellington is 75 State Street, Boston, Massachusetts 02109.

(3)	As disclosed on a Schedule 13G filed on December 31, 2007 by Brown Capital Management, Inc. (“Brown”), Brown has sole voting power with respect to 445,230 shares and sole dispositive power with respect to 927,930 shares; Brown may be deemed a beneficial owner of such shares in its capacity as investment adviser for such shares owned of record by its clients; and the principal business address of Brown is 1201 N. Calvert Street, Baltimore, Maryland 21202.

(4)	Represents shares held by the Kenneth R. Kensey Revocable Trust, of which Kenneth R. Kensey is trustee. Dr. Kensey has sole voting and dispositive power with respect to the shares held by the trust. The principal place of business for Dr. Kensey is c/o Rheologics, Inc., 15 East Uwchlan Ave., Suite 414, Exton, Pennsylvania 19341. This information was obtained verbally from Dr. Kensey’s office in October 2004.

(5)	Includes 445,167 shares issuable upon exercise of options within 60 days of October 21, 2008. The principal place of business for Mr. Kaufmann is 735 Pennsylvania Drive, Exton, Pennsylvania 19341.

(6)	Includes 235,567 shares held by the Douglas G. Evans Revocable Trust, 1,050 shares held indirectly by his minor children and 367,634 shares issuable upon exercise of options within 60 days of October 21, 2008.

(7)	As disclosed on a Schedule 13G filed on February 14, 2008 by Lord, Abbett & Co. LLC; Lord, Abbett & Co. LLC has sole voting power with respect to 508,846 shares and sole dispositive power with respect to 602,497 shares; and the principal business address of Lord, Abbett & Co. LLC is 90 Hudson Street, Jersey City, New Jersey 07302.

(8)	Includes 243,490 shares held by the John E. Nash Revocable Trust and 16,167 shares issuable upon exercise of options within 60 days of October 21, 2008.

(9)	Includes 79,250 shares issuable upon exercise of options within 60 days of October 21, 2008.

(10)	Includes 77,000 shares issuable upon exercise of options within 60 days of October 21, 2008.

(11)	Includes 59,500 shares issuable upon exercise of options within 60 days of October 21, 2008.

(12)	Includes 40,167 shares issuable upon exercise of options within 60 days of October 21, 2008.

(13)	Includes 37,000 shares issuable upon exercise of options within 60 days of October 21, 2008

(14)	Includes 32,000 shares issuable upon exercise of options within 60 days of October 21, 2008.

PROPOSAL No. 2

APPROVAL OF THE SEVENTH AMENDED AND RESTATED EMPLOYEE INCENTIVE COMPENSATION PLAN

The Board has approved, and proposes that our stockholders approve, amending and restating the Sixth Amended and Restated Employee Incentive Compensation Plan (“Employee Plan”), which was previously approved by our stockholders, as the Seventh Amended and Restated Employee Incentive Compensation Plan (“Amended Plan”). The Amended Plan provides for (1) an increase in the number of shares of our Common Stock authorized for issuance under it by 700,000 shares, among other things, only 100,000 shares of which may be issued as restricted stock, bonus stock or stock-based awards other than stock options or stock appreciation rights, and (2) an increase in the per participant maximum aggregate amount that may be paid out as cash based awards in any fiscal year from $500,000 to $1,000,000 and (3) an expansion of the various performance criteria that may be used when granting awards that are intended to comply with the exception to the deductibility limit under Section 162(m) of the Code for performance-based compensation.

The Board desires to maintain the Employee Plan and make additional shares available for award under it as amended by the Amended Plan because it believes that the well-recognized benefits of incentive compensation plans outweigh any burden on, or dilution of, our stockholders attendant to the award of stock options, restricted stock or other types of awards. Those benefits include:

•	Attraction and retention of key employees;

•	The encouragement of key employees to acquire a proprietary interest in the Company;

•	The ability to fashion attractive incentive awards based upon the performance of the Company and the price of our Common Stock; and

•	Alignment of the interests of directors, officers, employees and consultants with the interests of our stockholders.

The Compensation Committee administers the Employee Plan and would continue to administer the Amended Plan. The Compensation Committee consists of two or more “outside directors”, as defined under Section 162(m) of the Code. These “outside directors” are also non-employee directors, as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Background

The Board adopted the Employee Plan in original form on April 1, 1995. The most recent previous amendment to it occurred on December 5, 2007, when our stockholders approved at our Annual Meeting the sixth plan amendment to reserve an additional 350,000 shares of Common Stock for issuance under it. That sixth plan amendment brought the total number of shares authorized for issuance under the Employee Plan to 4,700,000 shares, most of which (other than the newly authorized shares) have already been issued.

The current proposal will, if approved, increase the number of shares authorized for issuance by 700,000 shares, of which only 100,000 shares may be issued as restricted stock, bonus stock or stock-based awards other than stock options or stock appreciation rights. The current number of shares available for grant from existing plan(s) is 106,564 shares. Under the Amended Plan, if stockholder approval is obtained pursuant to this proposal to add an additional 700,000 shares, it would bring the total shares available for grant to 806,564 shares. Of these 806,564 shares, given the approval of the Amended Plan, only 100,000 shares may be issued as restricted stock, bonus stock or stock-based awards other than stock options or stock appreciation rights. The Board believes that the Amended Plan is in the best interests of the Company and our stockholders for the reasons discussed below.

The following table provides information as of September 30, 2008 regarding our total outstanding shares of Common Stock, shares underlying outstanding options, shares previously issued under the Employee Plan and the terminated Directors’ Plan and shares that would be added upon stockholder approval of the Amended Plan:

As of September 30, 2008:
Shares Underlying Outstanding Options	2,003,087
Shares Outstanding	11,892,708
Shares Outstanding & Shares Underlying Outstanding Options	13,895,795
Overhang (Shares Underlying Options Outstanding/Shares Outstanding)	16.8%
Weighted Average Exercise Price of Outstanding Options	$23.57
Nonvested Restricted Stock Awards Outstanding	30,709
Shares Previously Issued Under Plan (Upon Exercise of Options and as Restricted Stock)	3,000,349
Shares Available for Grant from Existing Plan(s)	106,564
Total Overhang (Shares Underlying Outstanding Options + Plan Shares Available/Shares Outstanding)	17.7%
Shares Board Seeks Approval For	700,000
As a % of Shares Outstanding	5.9%
As a % of Shares & Shares Underlying Outstanding Options	5.0%
Closing Price of Common Stock as of September 30, 2008	$31.46
Weighted Average Remaining Contractual Term of Outstanding Options	5.52 Years

Key Points Regarding the Amended Plan

•

Of the 700,000 new shares requested in the Amended Plan, only 100,000 shares may be awarded as restricted stock, bonus stock or stock-based awards other than stock options or stock appreciation rights. The other 600,000 shares may be issued only pursuant to stock options or stock appreciation rights.

•

The Compensation Committee believes the Amended Plan is important for the Company not only to retain key personnel in a highly competitive industry but also to attract talented and experienced employees by using stock-based incentives as a component of overall compensation.

•	The Amended Plan provides for the increase in the per participant maximum aggregate amount that may be paid out as cash based awards in any fiscal year from $500,000 to $1,000,000.

•

The Amended Plan expands the types of performance criteria that may be used in granting performance-based compensation intended to be exempt from the deduction limits imposed under Section 162(m) of the Code.

Stockholder approval of the Amended Plan is sought to continue (1) to meet the requirements of the NASDAQ, (2) to qualify certain compensation under the Amended Plan as “qualified performance-based compensation” that is tax deductible without limitation under Section 162(m) of the Code, and (3) to qualify certain stock options granted under the Amended Plan as incentive stock options. Furthermore, Section 13.1 of the Amended Plan provides that no amendment to the Amended Plan shall be made without the approval of our stockholders to the extent such approval is required by law or agreement. The Amended Plan will be effective on the date of stockholder approval and will apply to all awards made under it, on or after that date. We intend to register the additional shares authorized under the Amended Plan under the Securities Act of 1933. If stockholders do not approve the Amended Plan, the current Employee Plan will remain in place without any additional shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE SEVENTH AMENDED AND RESTATED EMPLOYEE INCENTIVE COMPENSATION PLAN.

Terms of the Amended Plan

The following brief summary of certain features of the Amended Plan is qualified in its entirety by reference to the full text of the Amended Plan, which is attached to this Proxy Statement as Exhibit A as filed with the SEC and copies of this Proxy Statement including the Amended Plan will be available on our website at www.kenseynash.com in the “Corporate Governance” section and may be furnished by us without charge upon written request.

Awards Under the Amended Plan. The Amended Plan is a flexible plan that provides the Compensation Committee broad discretion to fashion the terms of the awards to provide eligible recipients with such stock-based and performance-related incentives as the Compensation Committee deems appropriate. The Amended Plan permits the issuance of awards in a variety of forms, including (1) nonqualified and incentive stock options for the purchase of Common Stock, (2) stock appreciation rights, (3) restricted stock, (4) bonus stock and awards in lieu of obligations of the Company to pay cash or deliver other property under compensatory arrangements, (5) other stock-based awards, (6) performance awards and (7) cash incentive awards. Under the Amended Plan, if stockholder approval is obtained pursuant to this proposal to add an additional 700,000 shares of Common Stock to be used for awards under the Plan, an aggregate of 5,400,000 shares of Common Stock will be reserved for issuance pursuant to awards under it, of which 806,564 will remain available for issuance following such stockholder approval of these 806,564 shares. Of these 806,564 shares, only 100,000 shares may be awarded as restricted stock, bonus stock or stock-based awards other than stock options or stock appreciation rights under the Amended Plan. Over any three consecutive fiscal year period, the maximum aggregate number of shares of Common Stock that may be covered by stock options, stock appreciation rights, restricted stock awards and other stock-based awards granted to any single participant in the Amended Plan is 1,000,000 shares, subject to adjustment under circumstances specified in the Amended Plan. The maximum aggregate amount that may be paid out under the Amended Plan as cash incentive awards or other cash awards to any single participant in any fiscal year is $1,000,000.

Eligibility. The persons eligible to participate in the Amended Plan are directors, officers, employees and consultants of the Company or any affiliate of the Company who, in the opinion of the Compensation Committee, contribute to the growth and success of the Company or our affiliates. Directors, nominees for director, officers and key employees of the Company may be considered to have an interest in the Amended Plan either because they already received or may in the future receive awards under it. The purpose of the Amended Plan is to promote the overall financial objectives of the Company and our stockholders by motivating eligible participants to achieve long-term growth in stockholder equity in the Company and to retain the association of these individuals. As of September 30, 2008, we had seven non-employee directors, eight executive officers, approximately 300 other employees and one consultant eligible to participate in the Employee Plan.

Release of Shares and Adjustment. At the discretion of the Compensation Committee, if shares of Common Stock subject to an award under the Amended Plan remain unissued upon termination of such award or, are forfeited, the shares that were otherwise subject to such award may again be available for grant by the Compensation Committee. Any shares the Company receives as consideration for the exercise of an award under the Amended Plan, including the satisfaction of any tax withholding obligations, will not be available for new awards under the Amended Plan. In the event of a stock dividend, stock split, recapitalization, sale of substantially all of the assets of the Company, reorganization or other similar event, the Compensation Committee will make appropriate adjustments to the aggregate number of shares of Common Stock subject to the Amended Plan and the number, class and price of shares subject to outstanding awards.

Stock Options. Stock options granted under the Amended Plan may be either incentive stock options qualified under Section 422 of the Code (“ISOs”) or non-qualified stock options (“NQSOs”). The exercise period for any stock option granted under the Amended Plan will be determined by the Compensation Committee, provided that no stock option shall be exercisable more than 10 years after the date such stock option is granted or five years after the date of grant in the case of an ISO granted to a stockholder who owns 10% or more of the Company. The Compensation Committee will determine the exercise price for options granted under the Amended Plan, provided that the exercise price per share may not be less than the fair market value per share on the date the stock option is granted. If an option that is intended to qualify as an ISO is to be granted to a party that is a 10% or more stockholder of the Company, the exercise price per share may not be less than 110% of the fair market value per share of our Common Stock on the grant date of the option. The exercise price of an option may be paid in cash or, if approved by the Compensation Committee, (i) by delivering Common Stock of the Company already owned by the recipient having a fair market value on the date of delivery equal to the exercise price, (ii) by authorizing us to retain shares of Common Stock of the Company that would otherwise be issuable on exercise of the option having a fair market value on the date of exercise equal to the exercise price, or (iii) in such other manner as provided in the Amended Plan.

Stock Appreciation Rights. Stock appreciation rights may be granted alone or in conjunction with a stock option grant. If a stock appreciation right is granted in conjunction with a stock option, the term of the stock appreciation right shall be the same as the term of the corresponding stock option. Upon the exercise of a stock appreciation right granted in conjunction with a stock option, the person exercising the right shall be entitled to receive an amount in cash, shares of our Common Stock or both, as determined by the Compensation Committee, equal in value to the excess of the fair market value per share of Common Stock over the option price per share of Common Stock, multiplied by the number of shares in respect of which the stock appreciation right is exercised. The Compensation Committee will establish the terms applicable to stock appreciation rights granted on a stand-alone basis, provided that the value to be used instead of the option price shall not be less than the fair market value per share of Common Stock on the date the stock appreciation right is awarded. Stock appreciation rights granted in conjunction with an ISO may not be exercisable unless the fair market value of the Common Stock on the date of exercise exceeds the option exercise price.

Restricted Stock. Shares of restricted stock may be granted alone or in conjunction with other awards under the Amended Plan. The Compensation Committee will determine the terms of restricted stock grants, and may condition a grant on the achievement of performance goals by the recipient or the Company and otherwise make the shares of restricted stock subject to forfeiture. During the restriction period set by the Compensation Committee, the recipient will not be permitted to sell, assign, transfer, pledge or otherwise encumber any interest in the shares of restricted stock. During the restriction period, unless otherwise provided in the award agreement, the recipient generally will not have the right to vote the shares subject to the restricted stock award nor to receive any dividends applicable to the shares of restricted stock.

Bonus Stock and Awards in Lieu of the Company’s Obligations. Subject to limitations described in the Amended Plan, the Compensation Committee is authorized to grant shares of our Common Stock as a bonus, or to grant shares of Common Stock or other awards in lieu of obligations of the Company to pay cash or deliver other property in lieu of other compensatory plans or compensation arrangements.

Other Stock-Based Awards. The Compensation Committee is authorized, subject to limitations imposed by applicable law, to grant such other types of awards that may be denominated or payable in, or valued in whole or in part based on the value of, our Common Stock, as determined by the Compensation Committee to be consistent with the purposes of the Amended Plan. These types of awards may include convertible or exchangeable debt securities, other rights convertible or exchangeable into our Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon the performance of the Company and other similar types of awards. The Compensation Committee will determine the terms and conditions for all such awards.

Performance Awards and Cash Incentive Awards. The Compensation Committee is authorized to condition any type of award or cash payment on the performance of the Company utilizing business criteria or other measures of performance it deems appropriate. To the extent that an award is intended to comply with the exception for performance-based compensation under Section 162(m) of the Code, the Compensation Committee will utilize one or more of the following business criteria for the Company in establishing performance goals for a performance award: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 or the NASDAQ; (3) net income or loss (either in the aggregate or on a per-share basis); (4) pre-tax earnings (either in the aggregate or on a per-share basis); (5) EBITDA or earnings before interest expense, taxes, depreciation and amortization actual and adjusted and either in the aggregate or on a per-share basis); or (6) pre-tax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items (either in the aggregate or on a per-share basis); (7) operating margin; (8) operating profit; (9) earnings per share; (10) return on equity; (11) return on capital; (12) return on investment; (13) operating income before payment of executive bonuses; (14) working capital; (15) pro forma net income, excluding equity compensation expense; (16) pro forma earnings per share, excluding equity compensation expense; (17) cash flow (either in the aggregate or on a per-share basis); (18) free cash flow (either in the aggregate or on a per-share basis); (19) gross revenues; (20) reductions in expense levels; (21) operating and maintenance cost management and employee productivity; (22) net economic value; (23) economic value added; (24) aggregate product unit and pricing targets; (25) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets and goals related to acquisitions or divestitures; (26) achievement of objectives relating to diversity and/or employee turnover; (27) results of customer satisfaction surveys; and/or (28) debt ratings, debt leverage and debt service.

Change in Control Provisions: In the event of a “change in control” (as defined in the Amended Plan: (1) any stock appreciation rights and stock options outstanding as of the date of such Change in Control and not then exercisable shall become fully exercisable to the full extent of the original award; (2) the restrictions applicable to restricted stock or other awards shall lapse and such awards shall become free of all restrictions and become fully vested and transferable to the full extent of the original award; and (3) the performance goals and other conditions with respect to any outstanding performance award or cash incentive award shall be deemed to have been satisfied in full, and such award shall be fully distributable, if and to the extent provided by the Compensation Committee, notwithstanding that the award may not be fully deductible to the Company under Section 162(m) of the Code. Generally, a “change in control” occurs if there is (1) an acquisition by any individual, entity or group of at least fifty percent (50%) of the beneficial ownership of our outstanding shares of Common Stock or of the combined voting power of our outstanding voting securities entitled to vote generally in the election of directors; (2) stockholder approval of a reorganization, merger, consolidation, complete liquidation or dissolution of the Company, and, if applicable, approval of any government or agency; or (3) the members of the Company’s board of directors significantly turnover during a 24-month period such that the members of such board at the beginning of such period no longer represent a majority of its members.

In addition, the Compensation Committee may, in order to maintain a participant’s rights in the event of any change in control of the Company, (1) make any adjustments to an outstanding award to reflect such change in control or (2) cause the acquiring or surviving entity to assume or substitute rights with respect to an outstanding award. Furthermore, the Compensation Committee may cancel any outstanding unexercised options or stock appreciation rights (whether or not vested) that have an exercise price or strike price, as applicable, that is greater than the fair market value of the shares of Common Stock as of the date of the change in control. Under the Amended Plan, the Compensation Committee will also have the ability to cash out any options or stock appreciation rights (whether or not vested) that have an exercise price or strike price, as applicable, that is less than the fair market value of the shares of Common Stock as of the date of the change in control. If the Compensation Committee determines that such an award should be cashed out, the participant will receive the lesser of the fair market value of a share of the Common Stock on the date of the change in control or the price paid per share in the transaction that constitutes the change in control.

Termination of Employment or Service. With respect to stock options and stock appreciation rights granted under the Amended Plan, unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment or service due to his or her death or disability, such participant’s stock options or stock appreciation rights will vest and remain exercisable until one year after such termination (but not beyond the original option or stock appreciation right term), and thereafter will be cancelled and forfeited to us. Unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment or service by the Company without cause or due to the participant’s retirement, such participant’s vested stock options or stock appreciation rights (to the extent exercisable at the time of such termination) will remain exercisable for 90 days following termination (but not beyond the original option or stock appreciation right term) and thereafter will be cancelled and forfeited to us. In the event of a participant’s termination of employment or service for cause or voluntarily by the participant (other than due to retirement), such participant’s outstanding stock options or stock appreciation rights will immediately be cancelled and forfeited to us.

Unless the applicable award agreement provides otherwise, (1) with respect to restricted stock, in the event of a participant’s termination of employment or service for any reason other than death or disability, all unvested shares will be forfeited to the Company, and (2) upon termination due to either death or disability, all unvested shares of restricted stock will immediately vest.

Amendments; Prohibitions. Generally, the Board or the Compensation Committee may amend, alter or discontinue the Amended Plan or an award thereunder (either prospectively or retroactively) at any time, other than an amendment, alteration or discontinuation that would impair the rights of a recipient of an award under the Amended Plan without the recipient’s consent. However, no amendment or alteration of the Amended Plan will be made without the approval of our stockholders to the extent such approval is required by law or applicable listing standards. In addition, neither the Board nor the Compensation Committee will be permitted to (1) amend an option to reduce its exercise price, (2) cancel an option and regrant an option with an exercise price lower than the original exercise price of the cancelled option, or (3) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of repricing an option.

New Plan Benefits. Because benefits under the Amended Plan will depend on the Compensation Committee’s actions and the fair market value of the Company’s Common Stock at various future dates, the benefits payable under the Amended Plan and the benefits that would have been payable had the Amended Plan been in effect during the most recent fiscal year are not determinable.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of the U.S. federal income tax consequences associated with stock options, stock appreciation rights, stock awards and other awards granted under the Amended Plan. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.

Nonqualified Stock Options

Participant. Generally, a participant receiving a nonqualified stock option does not realize any taxable income for federal income tax purposes at the time of grant. Upon exercise of such option, the excess of the fair market value of the shares of Common Stock subject to the nonqualified stock option on the date of exercise over the exercise price generally will be taxable to the participant as ordinary income. The participant will have a capital gain (or loss) upon the subsequent sale of the shares of Common Stock received upon exercise of the option in an amount equal to the sale price reduced by the fair market value of the shares of Common Stock on the date the option was exercised. The holding period for purposes of determining whether the capital gain (or loss) is a long-term or short-term capital gain (or loss) generally commences on the date the nonqualified stock option is exercised.

If the Participant Uses Common Stock to Pay the Option Exercise Price. If a participant who exercises a nonqualified stock option pays the exercise price by tendering shares of Common Stock of our company and receives back a larger number of shares, the participant will realize taxable income in an amount equal to the fair market value of the additional shares received on the date of exercise, less any cash paid in addition to the shares tendered. Upon a subsequent sale of the Common Stock, the number of shares equal to the number delivered as payment of the exercise price will have a tax-basis equal to that of the shares originally tendered. The additional newly acquired shares obtained upon exercise of the nonqualified stock option will have a tax basis equal to the fair market value of such shares on the date of exercise.

The Company. We generally will be entitled to a tax deduction in the same amount and in the same year in which the participant recognizes ordinary income resulting from the exercise of a nonqualified stock option.

Incentive Stock Options

Participant. Generally, a participant receiving a nonqualified stock option does not realize any taxable income for federal income tax purposes at the time of grant. Upon exercise of such option, the excess of the fair market value of the shares of Common Stock subject to the nonqualified stock option on the date of exercise over the exercise price generally will be taxable to the participant as ordinary income. The participant will have a capital gain (or loss) upon the subsequent sale of the shares of Common Stock received upon exercise of the option in an amount equal to the sale price reduced by the fair market value of the shares of Common Stock on the date the option was exercised. The holding period for purposes of determining whether the capital gain (or loss) is a long-term or short-term capital gain (or loss) generally commences on the date of the nonqualified stock option is exercised.

If the Participant Uses Common Stock to Pay the Option Exercise Price. If a participant who exercises an incentive stock option pays the option exercise price by tendering shares of Common Stock, such participant generally will incur no income tax liability (other than pursuant to the alternative minimum tax, if applicable), provided any ISO holding period requirement for the tendered shares is met. If the tendered stock was subject to the ISO holding period requirement when tendered (i.e., had not been held for the entire ISO holding period), payment of the exercise price with such stock constitutes a disqualifying disposition. If the participant pays the exercise price by tendering Common Stock and the participant receives back a larger number of shares, under proposed Treasury regulations, the participant’s tax basis in the number of shares of newly acquired stock equal to the number of shares delivered as payment of the exercise price will equal that of the shares originally tendered, increased, if applicable, by an amount included in the participant’s gross income as compensation. The additional new shares acquired upon exercise of the option will have a tax basis of zero. All stock acquired upon exercise will be subject to the ISO holding period requirement, including the number of shares equal to the number tendered to pay the exercise price. Any disqualifying disposition will be deemed to be a disposition of stock with the lowest basis.

The Company. We will not be entitled to a tax deduction upon grant, exercise or subsequent transfer of shares of Common Stock acquired upon exercise of an incentive stock option, provided that the participant holds the shares received upon the exercise of such option for the ISO holding period and otherwise satisfies the ISO rules. If the participant transfers the Common Stock acquired upon the exercise of an incentive stock option prior to the end of the ISO holding period or otherwise fails to satisfy the ISO rules, we generally will be entitled to a deduction at the time the participant recognizes ordinary income in an amount equal to the amount of ordinary income recognized by such participant as a result of such disqualifying event.

Stock Appreciation Rights

Participant. Generally, a participant receiving a stock appreciation right does not realize any taxable income for federal income tax purposes at the time of grant. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the amount of cash or the fair market value of the Common Stock distributed to the participant. The participant will have a capital gain (or loss) upon a subsequent sale of shares of Common Stock received in an amount equal to the sale price reduced by the fair market value of the shares of Common Stock on the date the stock appreciation right was exercised. The holding period for purposes of determining whether the capital gain (or loss) is a long-term or short-term capital gain (or loss) will generally commences on the date the stock appreciation right is exercised.

The Company. We generally will be entitled to a tax deduction in the same amount and in the same year in which the participant recognizes ordinary income resulting from the exercise of stock appreciation rights.

Stock Awards

Participant. Generally, a participant receiving a stock award will recognize taxable income at the time of grant of an award of unrestricted stock. The taxable income will equal the excess of the fair market value of the unrestricted stock on the grant date over any amount the participant pays for the unrestricted stock. Generally, a participant will not recognize taxable income at the time of grant of a stock award. However, a participant may make an election under Section 83(b) of the Code (“Section 83(b)”) to be taxed at the time of grant of the restricted stock award. If a participant does not elect under Section 83(b) to recognize income at the time of the stock award, the participant will recognize taxable income at the time of vesting. The taxable income will equal the excess of the fair market value of the restricted stock at the time the shares vest over any amount the participant paid for the restricted stock, if any. A participant may elect under Section 83(b) to include as ordinary income in the year of the stock award an amount equal to the excess of the fair market value of the shares on the transfer date over any purchase price paid for the shares. The fair market value of the shares will be determined as if the shares were not subject to forfeiture. If a participant makes the Section 83(b) election, the participant will not recognize any additional income when the shares vest. Any appreciation in the value of the restricted stock after the participant makes the Section 83(b) election is not taxed as compensation, but instead as a capital gain when the restricted stock is ultimately sold or transferred. If the participant makes a Section 83(b) election and the restricted stock is later forfeited, the participant is not entitled to a tax deduction or a refund of the tax already paid. The Section 83(b) election must be filed with the IRS within 30 days following the date the shares are awarded to a participant. The Section 83(b) election generally is not revocable and cannot be made after the 30-day period has expired. Dividends received on restricted stock subject to a Section 83(b) election are taxed as dividends instead of compensation.

The Company. We generally will be entitled to an income tax deduction equal to the amount of ordinary income a participant recognizes in connection with a stock award. The deduction generally will be allowed for the taxable year in which the participant recognizes such ordinary income.

Other Awards

Participant. With respect to awards granted under the Amended Plan that result in the payment or issuance of cash or shares of Common Stock or other property that either is not restricted as to transferability or is not subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the cash or the fair market value of stock or other property received. With respect to awards involving the issuance of shares of Common Stock or other property that is restricted as to transferability or subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. A participant may make a Section 83(b) election and be taxed at the time of receipt of restricted stock or other restricted property rather than upon the lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property the participant would not be entitled to any tax deduction, including a capital loss, for the value of the shares or property on which the participant previously paid tax. The participant must file a Section 83(b) election with the Internal Revenue Service within 30 days after the receipt of the restricted stock or other restricted property.

The Company. We generally will be entitled to a deduction in an amount equal to the ordinary income received by the participant. The deduction generally will be allowed for the taxable year in which the participant recognizes such ordinary income.

Section 409A

Section 409A of the Code makes substantial changes to the federal income tax treatment of all amounts that are non-qualified deferred compensation. Section 409A of the Code was enacted as part of the American Jobs Creation Act of 2004 and, generally, became effective for amounts deferred on or after January 1, 2005. Final rules under Section 409A of the Code were issued in April 2007. All documents, such as the Amended Plan and award agreements, are required to be in compliance no later than December 31, 2008. Therefore, based on our evaluation of the final rules, and any other future guidance issued under Section 409A of the Code, we reserve the right to amend the Amended Plan or any outstanding award agreement to comply with Section 409A of the Code. If a deferred compensation arrangement, including certain awards issued under the Amended Plan, does not meet the requirements of Section 409A of the Code, the timing of taxation for these amounts could be accelerated (meaning these amounts could become immediately taxable). Also, an additional 20% income tax, as well as penalties and interest could be imposed upon participants in the Amended Plan.

Section 162(m)

Section 162(m) of the Code (“Section 162(m)”), provides that any compensation paid to a “covered employee” within the meaning of Section 162(m) that exceeds $1,000,000 cannot be deducted by the Company for federal income tax purposes unless, in general, (1) such compensation constitutes “qualified performance-based compensation” satisfying the requirements of Section 162(m) and (2) certain components of the plan or agreement providing for such performance-based compensation has been approved by the stockholders. We intend that options, stock appreciation rights, cash incentive awards and certain other performance-based awards under the Amended Plan that are granted to persons expected to be “covered employees” will constitute “qualified performance-based compensation” and, accordingly will not be subject to the $1,000,000 Section 162(m) deductibility cap. However, the Compensation Committee reserves the right to grant compensation that does not satisfy Section 162(m) and, therefore, would not be deductible by the Company.

Parachute Payments

In the event any payments or rights accruing to a participant upon a Change in Control, including any payments or vesting under the Amended Plan triggered by a change in control, constitute “parachute payments” under Section 280G of the Code, depending upon the amount of such payments and the other income of the participant, the participant may be subject to an excise tax (in addition to ordinary income tax) and we may be disallowed a deduction for the amount of the actual payment. However, the Amended Plan provides for an automatic reduction of a participant’s awards under the Amended Plan to the extent that an award would result in any excess parachute payment that would trigger such an excise tax or loss of deduction, unless the participant is party to a written agreement with the Company that provides for more favorable treatment with respect to such excess parachute payments.

PROPOSAL No. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, as auditors of our financial statements for fiscal 2009. Deloitte & Touche LLP has acted as auditors for us since 1990. It is expected that representatives of Deloitte & Touche LLP will be present at the meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

The Audit Committee has determined to afford stockholders the opportunity to express their opinions on the matter of auditors and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit Committees’ appointment of Deloitte & Touche LLP. If a majority of the shares voted at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of Deloitte & Touche LLP, the Board will interpret this as an instruction to seek other auditors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2009.

INDEPENDENT AUDITOR FEES

The following table shows fees that we paid (or accrued) for professional services rendered by our independent auditors, Deloitte & Touche LLP for fiscal 2008 and for fiscal 2007:

	Year Ended
Description of Fees	June 30, 2008	June 30, 2007
Audit Fees	$511,645	$536,735
Audit-Related Fees	62,870	10,922
Tax Fees	29,600	34,608
All Other Fees	—	—

Total Fees Paid to Independent Auditors	$604,115	$582,265

Audit Fees. Consists of fees incurred for professional services rendered for the audit of our annual financial statements, review of the interim financial statements included in quarterly reports, assessment of internal controls over financial reporting as a result of the Sarbanes-Oxley Act of 2002 and services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees incurred for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees.” These fees for fiscal 2008 were incurred for professional services rendered in conjunction with acquisition of certain assets of the MacroPore Biosurgery spinal and orthopaedic business unit of Cytori Therapeutics, Inc. and sale of our endovascular business to The Spectranetics Corporation. Fiscal 2007 audit related fees were incurred for professional services rendered in conjunction with the acquisition of certain assets of IntraLuminal Therapeutics, Inc. Please refer to Note 9 “Acquisitions,” included in our Form 10-K for fiscal 2008, as filed with the SEC on September 15, 2008.

Tax Fees. Consists of fees incurred for professional services for tax compliance, tax advice and tax planning. These services include tax planning, assistance with the preparation of various U.S. tax returns, and advice on other tax-related matters.

All Other Fees. Represents fees incurred for services provided to us other than those included in the categories above. We did not incur any such fees for fiscal 2008 or fiscal 2007.

Deloitte & Touche LLP did not bill the Company in fiscal 2008 or fiscal 2007 for any services other than those described above.

The Audit Committee has determined that the provision of non-audit services provided by our independent auditors as described above is compatible with maintaining the independent auditors’ independence. In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by our independent auditors. In certain cases, the Chairman of the Audit Committee has been delegated the authority by the Audit Committee to pre-approve certain additional services, and such pre-approvals are communicated to the full Audit Committee at its next meeting. During fiscal 2008, all services were pre-approved by the Audit Committee in accordance with this policy.

AUDIT COMMITTEE MATTERS

Audit Committee Charter—The Audit Committee has adopted a written charter, which is available on our website at www.kenseynash.com in the “Corporate Governance” section and is available in print upon request to our Investor Relations department at our offices in Exton, Pennsylvania. Our Audit Committee regularly reviews corporate governance developments and modifies its charter and practices as warranted.

Audit Committee Members—After reviewing the qualifications of the current members of the committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board has determined that (1) all current members of the Audit Committee are “independent” as that concept is defined in Section 10A of the 1934 Act, (2) all current members of the Audit Committee are “independent” as that concept is defined in the NASDAQ listing standards, (3) all current members of the Audit Committee are financially literate, and (4) each current member qualifies as an “audit committee financial expert” as defined under applicable SEC rules.

Audit Committee Report—In connection with the preparation and filing of our Annual Report on Form 10-K for fiscal 2008, the Audit Committee:

(1)	reviewed and discussed the audited financial statements with our management and our independent auditors, including meetings where our management was not present;

(2)	discussed with our independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 114 (SAS 114), “The Auditor’s Communication With Those Charged With Governance”;

(3)	discussed with our independent registered public accountants the results of their audit and examination of our consolidated financial statements, its evaluation of our internal controls and their overall assessment of the quality of our financial accounting and reporting functions;

(4)	reviewed the selection, application and disclosure of our critical accounting policies pursuant to SEC Financial Release No. 60, “Cautionary Advice Regarding Disclosure of Critical Accounting Policies;” and

(5)	received and reviewed the written disclosures and the letter from our independent registered public accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with our independent registered public accountants their independence, including any relationships that may impact their objectivity and independence and considered the amount of non-audit services and the compatibility of such non-audit services with the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2008.

Audit Committee
Robert J. Bobb, Chairman
Ceasar N. Anquillare
Harold N. Chefitz

MISCELLANEOUS AND OTHER MATTERS

Solicitation—The cost of this proxy solicitation will be borne by the Company. We may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals. The Company will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation. We do not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest.

Proposals of Stockholders—Proposals of stockholders for the 2009 Annual Meeting of Stockholders will not be included in the proxy statement for, or considered at, that annual meeting unless the proposal is proper for inclusion in the proxy statement and for consideration and is received by the Secretary of the Company at our offices between June 7, 2009 and July 7, 2009.

Direct Registration of Securities—The Company now offers direct registration to record stock ownership. Direct registration is share ownership without paper stock certificates and is a very cost effective way to hold your registered shares. Stockholders may now convert all or some of their current certificated shares to direct registration. If you would like more information on this new service, or to request a Transaction Request Form, please contact us in writing at Kensey Nash Corporation—Investor Relations, 735 Pennsylvania Drive, Exton, Pennsylvania 19341, Attention: Secretary.

Ethics Help Line—As described in our Code of Conduct, the Chairman of the Audit Committee of the Company’s Board has also established an Ethics Help Line that is available 24 hours a day, 7 days a week. To access the Ethics Help Line dial 1-800-524-1984, and when prompted by the attendant, press “6.” You may remain anonymous and will not be required to reveal your identify in calls to the Ethics Help line, although providing your identity may assist the Company in addressing your questions or concerns.

Related Party Transactions and Approval Policy—As stated in our Corporate Governance and Nominating Committee Charter, each director is responsible for disclosing to the Corporate Governance and Nominating Committee situations that he or she reasonably believes give rise to a potential related person transaction or conflict of interest. In addition, the Corporate Governance and Nominating Committee shall ask directors about potential related person transactions or potential conflicts of interest at least annually. The Board, upon recommendation of the Corporate Governance and Nominating Committee and after consultation with our outside counsel, shall determine on a case-by-case basis whether a conflict of interest exists.

As stated in our Audit Committee Charter, a function of the Audit Committee is to review and approve (or deny) related person transactions and resolve conflicts of interest questions involving Board members or management (as required by applicable securities laws, rules and regulations, and the rules of NASDAQ and any other securities exchange on which securities of the Company are listed) and review and monitor compliance with other written policies of the Company regarding related person transactions or conflicts of interest. Our Code of Conduct and Ethics has a section that describes how we identify potential conflicts of interest. Each of these charters and codes mentioned above are located on our website at www.kenseynash.com in the “Corporate Governance” section.

Other Business—The Board is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in our Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxy will vote as the Board directs.

Additional information—We will furnish without charge a copy of our Audit Committee Charter, as filed with the SEC, our Annual Report on Form 10-K for fiscal 2008, as filed with the SEC, including the financial statements and attached schedules, and the Amended Plan, as filed with the SEC with this proxy statement, upon the written request of any person who is a stockholder as of the Record Date. We will provide copies of the exhibits to such Annual Report upon payment of a reasonable fee, which will not exceed our reasonable expenses incurred. Requests for such materials should be directed to Kensey Nash Corporation—Investor Relations, 735 Pennsylvania Drive, Exton, Pennsylvania 19341, Attention: Secretary. Our filings with the SEC (including a copy of the Amended Plan), as well as all of its committee charters and other corporate governance documents, are also available on our website at www.kenseynash.com in the “Corporate Governance” section.

By order of the Board of Directors,

Joseph W. Kaufmann
President, Chief Executive Officer and Secretary

Exton, Pennsylvania

October 28, 2008

SEVENTH AMENDED AND RESTATED

KENSEY NASH CORPORATION

EMPLOYEE INCENTIVE COMPENSATION PLAN

ARTICLE I

ESTABLISHMENT

1.1 Purpose. The Seventh Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan (the “Plan”), which amends and restates the Sixth Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan (the (“Prior Plan”), is hereby established by Kensey Nash Corporation (“Company”). The purpose of the Plan is to promote the overall financial objectives of the Company and its stockholders by motivating those persons selected to participate in the Plan to achieve long-term growth in stockholder equity in the Company and by retaining the association of those individuals who are instrumental in achieving this growth. The Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as defined herein) to the extent deemed appropriate by the Committee (as defined herein). The Plan and the grant of awards hereunder are expressly conditioned upon the Plan’s approval by the stockholders of the Company. If such approval is not obtained, then this Plan and all Awards (as defined herein) hereunder shall be null and void ab initio with respect to all Awards granted on or after the Effective Date (as defined below). The Plan is adopted (and accordingly, the Prior Plan is amended and restated), subject to stockholder approval, effective as of December 10, 2008 (the “Effective Date”), and the Plan’s terms shall govern Awards granted hereunder (including all prior versions hereof) before, on or after the Effective Date.

ARTICLE II

DEFINITIONS

As used in the Plan, in addition to terms defined elsewhere in the Plan, the following terms shall have the meanings set forth below:

2.1 “Affiliate” means a corporation or other entity (i) controlled by or under common control with the Company (as defined in Section 414(b) or (c) of the Code) and which, in the case of grants of Stock Options and Stock Appreciation Rights would, together with the Company, be classified as the “service recipient” (as defined under Section 409A of the Code) with respect to a Participant.

2.2 “Agreement” or “Award Agreement” means, individually or collectively, any agreement entered into pursuant to the Plan pursuant to which an Award is granted to a Participant.

2.3 “Award” means any Option, SAR, Restricted Stock, Stock, Other Stock-Based Award, Performance Award or Cash Incentive Award, together with any other right or interest granted to a Participant under the Plan.

2.4 “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted hereunder. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Participant’s Representative.

2.5 “Board of Directors” or “Board” means the Board of Directors of the Company.

2.6 “Cash Incentive Award” means a conditional right granted to a Participant under Section 9.3(c) hereof to receive a cash payment, unless otherwise determined by the Committee, after the end of a specified period.

2.7 “Cause” shall mean, for purposes of whether and when a Participant has incurred a Termination of Service for Cause, any act or omission which permits the Company to terminate the written agreement or arrangement between the Participant and the Company or an Affiliate for “cause” as defined in such agreement or arrangement, or in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term “cause” or a substantially equivalent term, then Cause shall mean (a) any act or failure to act deemed to constitute cause under the Company’s established practices, policies or guidelines applicable to the Participant or (b) the Participant’s act or omission which constitutes gross misconduct with respect to the Company or an Affiliate in any material respect, including, without limitation, an act or omission of a criminal nature, the result of which is detrimental to the interests of the Company or an Affiliate, or conduct, or the omission of conduct, which constitutes a material breach of a duty the Participant owes to the Company or an Affiliate.

2.8 “Change in Control” and “Change in Control Price” have the meanings set forth in Sections 11.2 and 11.3, respectively.

2.9 “Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, Treasury regulations (including proposed regulations) thereunder and any other effective guidance thereunder, and includes any subsequent Internal Revenue Code.

2.10 “Commission” means the Securities and Exchange Commission or any successor agency.

2.11 “Committee” means the Compensation Committee of the Board or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that the Committee shall consist solely of two or more directors, each of whom is a “disinterested person” within the meaning of Rule 16b-3 under the Exchange Act and each of whom is also an “outside director” under Section 162(m) of the Code.

2.12 “Common Stock” means the shares of the $0.01 par value common stock of the Company, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter or the common stock of any successor to the Company which is designated for the purpose of the Plan.

2.13 “Company” means Kensey Nash Corporation, a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

2.14 “Covered Employee” means a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.15 “Disability” means a mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company or an Affiliate, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant’s duties for the Company or an Affiliate. Notwithstanding the foregoing, a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred while participating in a criminal offense. The determination of Disability shall be made by the Committee. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

2.16 “Effective Date” means December 10, 2008.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.18 “Fair Market Value” means the value determined on the basis of the good faith determination of the Committee, without regard to whether the Common Stock is restricted or represents a minority interest, pursuant to the applicable method described below:

(a)	if the Common Stock is listed on a national securities exchange or quoted on NASDAQ, the closing price of the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by NASDAQ, as the case may be;

(b)	if the Common Stock is not listed on a national securities exchange or quoted on NASDAQ, but is actively traded in the over-the-counter market, the average of the closing bid and asked prices for the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), or the most recent preceding date for which such quotations are reported; and

(c)	if, on the relevant date, the Common Stock is not publicly traded or reported as described in (a) or (b) above, the value determined in good faith by the Committee in accordance with Section 409A of the Code.

2.19 “Grant Date” means the date as of which an Award is granted pursuant to the Plan.

2.20 “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.21 “NASDAQ” means The Nasdaq Stock Market, including the Nasdaq Global Select Market (or any successor thereto).

2.22 “Nonqualified Stock Option” means an Option to purchase Common Stock in the Company granted under the Plan, the taxation of which is pursuant to Section 83 of the Code.

2.23 “Option Period” means the period during which an Option shall be exercisable in accordance with the related Agreement and Article VI.

2.24 “Option Price” means the price at which the Common Stock may be purchased under an Option as provided in Section 6.3(b).

2.25 “Other Stock-Based Awards” means Awards granted to a Participant under Section 9.2 hereof.

2.26 “Participant” means a person who satisfies the eligibility conditions of Article V and to whom an Award has been granted by the Committee under the Plan, and in the event a Representative is appointed for a Participant or another person becomes a Representative, then the term “Participant” shall mean such Representative. The term shall also include a trust for the benefit of the Participant, a partnership the interest of which was held by or for the benefit of the Participant, the Participant’s parents, spouse or descendants, or a custodian under a uniform gifts to minors act or similar statute for the benefit of the Participant’s descendants, to which an Award has been assigned or transferred and to the extent permitted by the Committee and the Plan. Notwithstanding the foregoing, the term “Termination of Service” shall mean the Termination of Service of the person to whom the Award was originally granted.

2.27 “Performance Award” means a right, granted to a Participant under Section 9.3 hereof, to receive Awards based upon performance criteria specified by the Committee.

2.28 “Plan” means the Seventh Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan, as herein set forth and as may be amended from time to time.

2.29 “Prior Plan” means the Sixth Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan.

2.30 “Representative” means (a) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant’s primary residence at the date of the Participant’s death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; (c) the person or entity which is the Beneficiary of the Participant upon or following the Participant’s death; or (d) any person to whom an Option has been permissibly transferred; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

2.31 “Restricted Stock” means Common Stock granted to a Participant under Section 8.1 hereof that is subject to certain restrictions and to a risk of forfeiture.

2.32 “Retirement” means the Participant’s Termination of Service after attaining either the normal retirement age or the early retirement age as defined in the principal (as determined by the Committee) tax-qualified plan of the Company or an Affiliate, if the Participant is covered by such a plan, or if the Participant is not covered by such a plan or such a plan does not have an applicable definition of retirement age, then age 65, or age 55 with the accrual of 10 years of service, as determined by the Committee.

2.33 “Rule 16b-3” and “Rule 16a-1(c)(3)” mean Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

2.34 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.35 “Stock Appreciation Right” or “SAR” means a right granted under Article VII.

2.36 “Stock Option” or “Option” means a right granted to a Participant under Section 6.1 hereof to purchase Common Stock or other Awards at a specified price during specified time periods.

2.37 “Strike Price” shall have the meaning set forth in Section 7.3(b).

2.38 “Termination of Service” means the occurrence of any act or event, whether pursuant to an employment agreement or otherwise, that actually or effectively causes or results in the person’s ceasing, for whatever reason, to be an officer, independent contractor, director or employee of the Company or of any Affiliate, or to be an officer, independent contractor, director or employee of any entity that provides services to the Company or an Affiliate, including, without limitation, death, Disability, dismissal, severance at the election of the Participant, Retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of all businesses owned or operated by the Company or its Affiliates. With respect to any person who is not an employee with respect to the Company or an Affiliate of the Company, the Agreement shall establish what act or event shall constitute a Termination of Service for purposes of the Plan. A transfer of employment from the Company to an Affiliate, or from an Affiliate to the Company, shall not be a Termination of Service, unless expressly determined by the Committee. A Termination of Service shall occur for an employee who is employed by an Affiliate of the company if the Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter become an employee of the Company or an Affiliate of the Company. The Committee shall have the discretion to determine when a Participant, who terminates service as an employee, but continues to provide services in the capacity of a consultant or non-employee director, has incurred a Termination of Service.

ARTICLE III

ADMINISTRATION

3.1 Committee Structure and Authority. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including by telephone conference) and the acts of a majority of the members present, or acts approved in writing by the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

Subject to and consistent with the provisions of the Plan, the Committee shall have full power and authority and sole discretion as follows:

(a)	to select those persons to whom Awards may be granted from time to time;

(b)	to determine whether, when and to what extent Awards or any combination thereof are to be granted hereunder;

(c)	to determine the number of shares of Common Stock to be covered by each stock-based Award granted hereunder;

(d)	to determine the terms and conditions of any Award granted hereunder (including, but not limited to, the Option Price, the Option Period, any exercise restriction or limitation and any exercise acceleration, forfeiture or waiver regarding any Award, any shares of Common Stock relating thereto, any applicable performance criteria and the satisfaction of any such criteria);

(e)	to adjust the terms and conditions, at any time or from time to time, of any Award, subject to the limitations of Section 12.1;

(f)	to determine under what circumstances an Award may be settled in cash or Common Stock;

(g)	to provide for the forms of Agreements to be utilized in connection with the Plan;

(h)	to determine whether a Participant has a Disability or a Retirement;

(i)	to determine what securities law requirements are applicable to the Plan, Awards and the issuance of shares of Common Stock under the Plan and to require of a Participant that appropriate action be taken with respect to such requirements;

(j)	to cancel, with the consent of the Participant or as otherwise provided in the Plan or an Agreement, outstanding Awards;

(k)	to interpret and make final determinations with respect to the remaining number of shares of Common Stock available under this Plan;

(l)	to require, as a condition of the exercise of an Award or the issuance or transfer of a certificate of Common Stock, the withholding from a Participant of the amount of any Federal, state or local taxes as may be necessary in order for the Company or an Affiliate to obtain a deduction or as may be otherwise required by law;

(m)	to determine whether and with what effect a Participant has incurred a Termination of Service (e.g., whether Termination of Service was for Cause);

(n)	to determine whether the Company or any other person has a right or obligation to purchase Common Stock from a Participant and, if so, the terms and conditions on which such Common Stock is to be purchased;

(o)	to determine the restrictions or limitations on the transfer of any Award and any Common Stock underlying an Award;

(p)	to determine whether an Award is to be adjusted, modified or purchased, or is to become fully exercisable, under the Plan or the terms of an Agreement;

(q)	to determine the permissible methods of Award exercise and payment, including cashless exercise arrangements;

(r)	to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and

(s)	to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan (including, without limitation, rules and procedures applicable to any Awards constituting deferred compensation under Code Section 409A and any applicable terms and definitions as the Committee determines appropriate) as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Agreement) and to otherwise supervise the administration of the Plan. The Committee’s policies and procedures may differ with respect to Awards granted at different times or to different Participants.

Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion and, in the case of any determination relating to an Award, may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. No determination shall be subject to de novo review if challenged in court.

ARTICLE IV

STOCK SUBJECT TO PLAN

4.1 Number of Shares. Subject to the adjustment as provided under Section 4.6, the aggregate number of shares of Common Stock which may be delivered under the Plan shall not exceed the sum of (a) seven hundred thousand (700,000), plus (b) the number of remaining shares of Common Stock available for Awards under the Prior Plan as of the Effective Date (i.e., shares not subject to outstanding Awards under the Prior Plan and not delivered out of the shares reserved thereunder). Of the 700,000 shares of Common Stock available under subsection (a) above, only 100,000 of such shares may be used for share-based Awards other than Options and Stock Appreciation Rights (“Full Value Awards”) and the other 600,000 such shares must be used exclusively for share-based Awards consisting of Options and Stock Appreciation Rights. Of the shares of Common Stock available under subsection (b) above, no such shares shall be allowed to be used for Full Value Awards under the Plan. Shares of Common Stock available for distribution pursuant to Awards under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

4.2 Release of Shares. Subject to the terms of this Section 4.2, if any shares of Common Stock that are subject to any Award (including Awards made under the Prior Plan or its predecessor amended and restated plans) cease to be subject to an Award or are forfeited, or if any Award is settled in cash or otherwise terminates without issuance of shares of Common Stock being made to the Participant, such shares, in the discretion of the Committee, may again be available for distribution in connection with Awards under the Plan; provided, however, that any such shares of Common Stock resulting from the forfeiture of a Full Value Award (as described in Section 4.1) shall be reallocated for future grants of Full Value Awards under the Plan. A number of shares equal to the greater of each share of Common Stock delivered upon exercise of a SAR and the number of shares of Common Stock underlying such SAR (whether the distribution is made in cash, shares of Common

Stock or a combination of cash and shares of Common Stock) shall reduce the number of available shares of Common Stock under the Plan by one (1) share, other than a SAR that, by its terms, from and after the Grant Date thereof is payable only in cash, in which case the number of such available shares shall not be reduced. Any shares (whether or not restricted) of Common Stock that the Company receives in connection with the exercise or payment of an Award, including the satisfaction of any tax withholding obligation, shall not again be available for Awards under the Plan.

4.3 Restrictions on Shares. Shares of Common Stock issued as or in conjunction with an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in an Award Agreement. The Company shall not be required to issue or deliver any certificates for shares of Common Stock, cash or other property prior to (i) the listing of such shares on any stock exchange or NASDAQ (or other public market) on which the Common Stock may then be listed (or regularly traded), (ii) the completion of any registration or qualification of such shares under Federal or state law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable, and (iii) the satisfaction of any applicable withholding obligation . The Company may cause any certificate for any share of Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Stock as provided in this Plan or as the Committee may otherwise require. The Committee may require any person exercising an Award to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares of Common Stock in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

4.4 Stockholder Rights. No person shall have any rights of a stockholder as to shares of Common Stock subject to an Award until, after proper exercise of the Award or other action required, such shares shall have been recorded on the Company’s official stockholder records as having been issued or transferred. Upon exercise or payment of the Award or any portion thereof, subject to other applicable provisions of the Plan, the Company will have thirty (30) days in which to issue the shares, and the Participant will not be treated as a stockholder for any purpose whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred in the Company’s official stockholder records, except as provided herein or in an Agreement.

4.5 Best Efforts To Register. The Company will use its reasonable best efforts to register under the Securities Act the Common Stock delivered or deliverable pursuant to Awards on Commission Form S-8 if available to the Company for this purpose (or any successor or alternate form that is substantially similar to that form to the extent available to effect such registration), in accordance with the rules and regulations governing such forms, as soon after stockholder approval of the Plan as the Committee, in its sole discretion, shall deem such registration appropriate. The Company will use its reasonable best efforts to cause the registration statement to become effective and will file such supplements and amendments to the registration statement as may be necessary to keep the registration statement in effect until the earliest of (a) one year following the expiration of the Option Period of the last Option outstanding, (b) the date the Company is no longer a reporting company under the Exchange Act and (c) the date all Participants have disposed of all shares delivered pursuant to any Award. The Company may delay the foregoing obligation if the Committee reasonably determines that any such registration would materially and adversely affect the Company’s interests or if there is no material benefit to Participants.

4.6 Adjustments. In the event of any Company stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company stock offering or event involving the Company and having an effect similar to any of the foregoing, then the Committee shall adjust or substitute, as the case may be, the number of shares of Common Stock available for Awards under the Plan, the number of shares of Common Stock covered by outstanding Awards, the exercise price per share of outstanding Awards, the limitations set forth in Section 5.2 and performance conditions and any other characteristics or terms of the Awards as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that the Committee may limit any such adjustment so as to maintain the deductibility of the Awards under Code Section 162(m) or to continue to maintain an exemption for an Award under Code Section 409 or to prevent a violation of Code Section 409A with respect to any Award. Any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional shares as shall reasonably be determined by the Committee.

ARTICLE V

ELIGIBILITY

5.1 Eligibility. Except as herein provided, the persons who shall be eligible to participate in the Plan and be granted Awards shall be those persons who are directors, officers, employees and consultants of the Company or any Affiliate of the Company, who shall be in a position, in the opinion of the Committee, to make contributions to the growth, management, protection and success of the Company and its Affiliates. Of those persons described in the preceding sentence, the Committee may, from time to time, select persons to be granted Awards and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Committee may give consideration to the person’s functions and responsibilities, the person’s contributions to the Company and its Affiliates, the value of the individual’s service to the Company and its Affiliates and such other factors deemed relevant by the Committee.

5.2 Per-Person Award Limitations. Subject to adjustment under Section 4.6, the maximum number of shares of Common Stock that may be covered by Stock Options, Stock Appreciation Rights, Restricted Stock, Other Stock Based Awards and other Awards that are payable in Shares, in the aggregate, granted to any one Participant during any three consecutive fiscal years of the Company shall be 1,000,000 shares of Common Stock. In addition, the maximum aggregate amount that may be paid out as Cash Incentive Awards to a Participant or other cash Awards in any fiscal year of the Company shall be $1,000,000.

ARTICLE VI

STOCK OPTIONS

6.1 General. The Committee shall have authority to grant Stock Options under the Plan at any time or from time to time. Stock Options may be granted alone or in addition to other Awards and may be either Incentive Stock Options or Nonqualified Stock Options. A Stock Option shall entitle the Participant to receive shares of Common Stock upon exercise of such Option, subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement (the terms and provisions of which may differ from other Agreements), including, without limitation, payment of the Option Price.

6.2 Grant and Exercise. The grant of a Stock Option shall occur as of the date the Committee determines. Each Option granted under this Plan shall be evidenced by an Agreement, in a form approved by the Committee, which shall embody the terms and conditions of such Option and which shall be subject to the express terms and conditions set forth in the Plan. Such Agreement shall become effective upon execution by the Participant to the extent that such execution is required, or otherwise on the Grant Date of the Stock Option; provided, however, any such execution shall not in any way impact the Grant Date or Option Price of the Stock Option. Only a person who is a common-law employee of the Company, any “parent corporation” of the Company or a “subsidiary” of the Company (as such terms are defined in Section 424 of the Code) on the Grant Date shall be eligible to be granted an Option which is intended to be and is an Incentive Stock Option. To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any Incentive Stock Option under such Section 422.

6.3 Terms and Conditions. Stock Options shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(a)	Option Period. The Option Period of each Stock Option shall be fixed by the Committee; provided that no Stock Option shall be exercisable more than ten (10) years after the Grant Date of the Stock Option. In the case of an Incentive Stock Option granted to an individual who owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company, a corporation which is a “parent corporation” of the Company or any “subsidiary” of the Company (each as defined in Section 424 of the Code), the Option Period shall not exceed five (5) years from the Grant Date. No Option which is intended to be an Incentive Stock Option shall be granted more than ten (10) years from the date the Plan is adopted by the Company or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

(b)	Option Price. The Option Price per share of the Common Stock purchasable under a Stock Option shall be determined by the Committee; provided, however, that the Option Price per share shall be not less than the Fair Market Value per share on the Grant Date of the Option. If such Option is intended to qualify as an Incentive Stock Option and is granted to an individual who owns or who is deemed to own stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company, a corporation which is a “parent corporation” of the Company or any “subsidiary” of the Company (each as defined in Section 424 of the Code), the Option Price per share shall not be less than one hundred ten percent (110%) of such Fair Market Value per share on the Grant Date of the Option.

(c)	Exercisability. Subject to Section 11.1, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part. In addition, the Committee may at any time accelerate the exercisability of any Stock Option. If the Committee intends that an Option be an Incentive Stock Option, the Committee may, in its discretion, provide that the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock as to which such Incentive Stock Option which is exercisable for the first time during any calendar year shall not exceed $100,000.

(d)

Method of Exercise. Subject to the provisions of this Article VI, a Participant may exercise Stock Options, in whole or in part, at any time during the Option Period by the Participant’s giving written notice of exercise on a form provided by the Committee (if available) to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by cash or check or such other form of payment as the Committee may accept. If approved by the Committee, payment in full or in part may also be made (i) by delivering Common Stock already owned by the Participant having a total Fair Market Value on the date of such delivery equal to the Option Price; (ii) by authorizing the Company to retain shares of Common Stock which would otherwise be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option Price; (iii) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in accordance with Part 220, Chapter II, Title 12 of the Code of Federal Regulations, so-called “cashless” exercise); or (iv) by any combination of the foregoing. If payment of the Option Price of a Nonqualified Stock Option is made in whole or in part in the form of Restricted Stock, the number of shares of Common Stock to be received upon such exercise that is equal to the number of shares of Restricted Stock used for payment of the Option Price shall be subject to the same forfeiture provisions to which such Restricted Stock was subject, unless otherwise determined by the Committee. In the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted. No shares of Common Stock shall be issued until full payment therefor, as determined by the Committee, has been made. Subject to any forfeiture provisions that may apply if a Stock Option is exercised using Restricted Stock, a Participant shall have all of the rights of a stockholder of the Company holding the class of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends) when the Participant has given written notice of exercise, has paid in full the Option Price for such shares and such shares have been recorded on the Company’s official stockholder records as having been issued or transferred.

(e)	Non-transferability of Options. Except as provided herein or in an Agreement, no Stock Option or interest therein shall be transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable during the Participant’s lifetime only by the Participant. Notwithstanding the foregoing, unless otherwise not permitted by the Plan or an Agreement, Nonqualified Stock Options may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Participant means any member of the Immediate Family of such Participant, any trust of which all of the primary beneficiaries are such Participant or members of his or her Immediate Family, or any partnership, limited liability company, corporation or and similar entity of which all of the partners, members or stockholders are such Participant or members of his or her Immediate Family; and the “Immediate Family” of a Participant means the Participant’s spouse, former spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships. Such transferred Award may be exercised by such Permitted Transferee in accordance with the terms of such Award.

6.4 Termination by Reason of Death. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Service due to death, any unexpired and unexercised Stock Option held by such Participant shall thereafter be fully exercisable for a period of one (1) year (or such other period or no period as the Committee may specify) or until the expiration of the Option Period, whichever period is the shorter. To the extent that such Stock Options are not exercised at the end of such one (1) year period, the Options shall be immediately cancelled and forfeited to the Company.

6.5 Termination by Reason of Disability. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Service due to a Disability, any unexpired and unexercised Stock Option held by such Participant shall thereafter be fully exercisable by the Participant for the one (1) year period (or such other period or no period as the Committee may specify) immediately following the date of such Termination of Service or until the expiration of the Option Period, whichever period is shorter, and the Participant’s death at any time following such Termination of Service due to Disability shall not affect the foregoing. In the event of Termination of Service by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

6.6 Other Termination. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Service which is a Retirement, or the Termination of Service is involuntary on the part of the Participant (but is not due to death or Disability or with Cause), (a) any unvested Stock Option (or portion thereof) held by such Participant shall thereupon terminate, and (b) any Stock Option (or portion thereof) that is vested as of the date of such Termination of Service shall be exercisable for the lesser of the ninety (90) day period commencing with the date of such Termination of Service or until the expiration of the applicable Option Period. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Service which is either (a) voluntary on the part of the Participant (and is not a Retirement) or (b) with Cause, the Option shall terminate immediately. The death or Disability of a Participant after a Termination of Service otherwise provided herein shall not extend the time permitted to exercise an Option.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 General. The Committee shall have authority to grant Stock Appreciation Rights under the Plan at any time or from time to time. Subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement, a Stock Appreciation Right shall entitle the Participant to surrender to the Company the Stock Appreciation Right and to be paid therefor in shares of the Common Stock, cash or a combination thereof as herein provided, the amount described in Section 7.3(b).

7.2 Grant. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan, in which case the exercise of the Stock Appreciation Right shall require the cancellation of a corresponding portion of the Stock Option, and the exercise of a Stock Option shall result in the cancellation of a corresponding portion of the Stock Appreciation Right. Such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right may also be granted on a stand-alone basis. The grant of a Stock Appreciation Right shall occur as of the date the Committee determines. Each Stock Appreciation Right granted under this Plan shall be evidenced by an Agreement, which shall embody the terms and conditions of such Stock Appreciation Right and which shall be subject to the terms and conditions set forth in this Plan.

7.3 Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(a)	Period and Exercise. The term of a Stock Appreciation Right shall be established by the Committee in accordance with this Section 7.3(a). If granted in conjunction with a Stock Option, the Stock Appreciation Right shall have a term which is the same as the Option Period and shall be exercisable only at such time or times and to the extent the related Stock Option would be exercisable in accordance with the provisions of Article VI; provided, however, that the term of the Stock Appreciation Right shall not exceed five years from the Grant Date of such Stock Appreciation Right. A Stock Appreciation Right which is granted on a stand-alone basis shall be for such period and shall be exercisable at such times and to the extent provided in an Agreement; provided, however, that the term of the Stock Appreciation Right shall not exceed five years from the Grant Date of such Stock Appreciation Right. Stock Appreciation Rights shall be exercised by the Participant’s giving written notice of exercise on a form provided by the Committee (if available) to the Company specifying the portion of the Stock Appreciation Right to be exercised.

(b)	Amount. Upon the exercise of a Stock Appreciation Right granted in conjunction with a Stock Option, a Participant shall be entitled to receive an amount in cash, shares of Common Stock or both as determined by the Committee or as otherwise permitted in an Agreement equal to the product of the excess of the Fair Market Value per share of Common Stock on the date of exercise over the Option Price per share of Common Stock specified in the related Agreement multiplied by the number of shares in respect of which the Stock Appreciation Right is exercised; provided, however, that the Option Price may not be less than the Fair Market Value per share of Common Stock on the Grant Date of the Stock Appreciation Right. In the case of a Stock Appreciation Right granted on a stand-alone basis, the Agreement shall specify the per share price of Common Stock to be used as the baseline measure for the value of a Stock Appreciation Right (the “Strike Price”); provided, however, that the Strike Price may not be less than the Fair Market Value per share of Common Stock on the Grant Date of the Stock Appreciation Right. The amount payable, if any, upon exercise of a Stock Appreciation Right shall be equal to the product of the excess of the per share Fair Market Value of the Common Stock on the date of exercise over the per share Strike Price multiplied by the number of shares subject to the Stock Appreciation Right being exercised.

(c)	Non-transferability of Stock Appreciation Rights. Except as provided herein or in an Agreement, no Stock Appreciation Rights or interest therein shall be transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Appreciation Rights shall be exercisable during the Participant’s lifetime only by the Participant.

(d)	Termination. A Stock Appreciation Right shall terminate at such time as a Stock Option would terminate under the Plan, unless otherwise provided in an Agreement or determined by the Committee.

(e)	Incentive Stock Option. A Stock Appreciation Right granted in tandem with an Incentive Stock Option shall not be exercisable unless the Fair Market Value of the Common Stock on the date of exercise exceeds the Option Price. In no event shall any amount paid with respect to shares of Common Stock pursuant to the Stock Appreciation Right exceed the difference between the aggregate Fair Market Value of such shares on the date of exercise and the Option Price with respect thereto.

ARTICLE VIII

RESTRICTED STOCK

8.1 General. The Committee shall have authority to grant Restricted Stock under the Plan at any time or from time to time. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the persons to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares of Restricted Stock to be awarded to any Participant, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards. Each Award shall be confirmed by, and be subject to the terms of, an Agreement. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals by the Participant or by the Company or an Affiliate (including a division or department of the Company or an Affiliate) for or within which the Participant is primarily employed or upon such other factors or criteria (such as length of tenure) as the Committee shall determine. The provisions of Restricted Stock Awards need not be the same with respect to any Participant.

8.2 Awards and Certificates. Notwithstanding the limitations on issuance of shares of Common Stock otherwise provided in the Plan, each Participant receiving an Award of Restricted Stock shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined by the Committee. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

8.3 Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(a)	Limitations on Transferability. Subject to the provisions of the Plan and the Agreement, during a period set by the Committee commencing with the date of such Award (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber any interest in shares of Restricted Stock.

(b)	Rights. Except as otherwise provided in an Award Agreement, the Participant shall not have any voting rights or rights to receive any dividends with respect to shares subject to a Restricted Stock Award during the Restriction Period.

(c)	Acceleration. Based on service, performance by the Participant or by the Company or an Affiliate, including any division or department for which the Participant is employed, or such other factors or criteria as the Committee may determine, the Committee may provide for the lapse of restrictions in installments and may accelerate the vesting of all or any part of any Award and waive the restrictions for all or any part of such Award.

(d)	Forfeiture. Unless otherwise provided in an Agreement or determined by the Committee, if the Participant incurs a Termination of Service during the Restriction Period due to death or Disability, the restrictions shall lapse and the Participant shall be fully vested in shares subject to the Restricted Stock Award. Unless otherwise provided in an Agreement or as determined by the Committee, upon a Participant’s Termination of Service for any reason during the Restriction Period other than death or Disability, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions with respect to any or all of such Participant’s shares of Restricted Stock.

(e)	Delivery. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the Participant.

ARTICLE IX

OTHER AWARDS

9.1 Bonus Stock and Awards In Lieu of Obligations. The Committee is authorized to grant Common Stock as a bonus, or to grant Common Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under other plans or compensatory arrangements, provided that, (a) in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisition of Common Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act and (b) if and to the extent any such Awards constitute deferred compensation within the meaning of Code Section 409A, the Committee shall apply such terms to the Award so as to either permit the Award to comply with, or be exempt from, Code Section 409A. Common Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

9.2 Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Common Stock or the value of securities of, or the performance of, specified subsidiaries. Notwithstanding anything in this Section 9.2 to the contrary, if and to the extent any such Awards constitute deferred compensation within the meaning of Code Section 409A, the Committee shall apply such terms to the Award so as to either permit the Award to comply with, or be exempt from, Code Section 409A The Committee shall also have the authority to determine any other terms and conditions of such Awards as it deems appropriate. Common Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 9.2 shall be purchased for such consideration, and paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 9.2.

9.3 Performance Awards.

(a)	Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and its timing, may be subject to performance conditions specified by the Committee. The Committee may use business criteria and other measures of performance it deems appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 9.4(b) and 9.4(c) hereof in the case of a Performance Award intended to qualify under Code Section 162(m).

(b)	Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to a person the Committee regards as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 9.3(b).

(i)	Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee consistent with this Section 9.3(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the performance goals being “substantially uncertain.” The Committee may determine that more than one performance goal must be achieved as a condition to settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)	Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards to the extent that such Awards are intended to satisfy the exception for “qualified performance-based compensation” under Code Section 162(m): (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 or the Nasdaq-U.S. Index; (3) net income or loss (either in the aggregate or on a per-share basis); (4) pre-tax earnings (either in the aggregate or on a per-share basis); (5) EBITDA or earnings before interest expense, taxes, depreciation and amortization (actual and adjusted and either in the aggregate or on a per-share basis); or (6) pre-tax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items (either in the aggregate or on a per-share basis); (7) operating margin; (8) operating profit; (9) earnings per share; (10) return on equity; (11) return on capital; (12) return on investment; (13) operating income before payment of executive bonuses; (14) working capital; (15) pro forma net income, excluding equity compensation expense; (16) pro forma earnings per share, excluding equity compensation expense; (17) cash flow (either in the aggregate or on a per-share basis); (18) free cash flow (either in the aggregate or on a per-share basis); (19) gross revenues; (20) reductions in expense levels; (21) operating and maintenance cost management and employee productivity; (22) net economic value; (23) economic value added; (24) aggregate product unit and pricing targets; (25) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets and goals related to acquisitions or divestitures; (26) achievement of objectives relating to diversity and/or employee turnover; (27) results of customer satisfaction surveys; and/or (28) debt ratings, debt leverage and debt service . The foregoing business criteria shall also be exclusively used in establishing performance goals for Cash Incentive Awards granted under Section 9.3(c) hereof to the extent that such Awards are intended to satisfy the exception for “qualified performance-based compensation” under Code Section 162(m).

(iii)	Performance Period: Timing For Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over such periods as may be specified by the Committee. Performance goals shall be established on or before the dates that are required or permitted for “performance-based compensation” under Code Section 162(m).

(iv)

Settlement of Performance Awards; Other Terms. Settlement of Performance Awards may be in cash or Common Stock, or other Awards, or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable in respect of a Performance Award subject to this Section 9.3(b) that is intended to satisfy the exception under Code Section 162(m) for performance-based compensation. The Committee shall specify the circumstances in the Award Agreement under which such Performance Awards shall be forfeited or paid in the event of a Termination of Service or a Change in Control prior to the end of a performance period or settlement of Performance Awards, and other terms relating to such Performance Awards.

(c)	Cash Incentive Awards Granted to Designated Covered Employees. The Committee may grant Cash Incentive Awards to Participants, including those designated by the Committee as likely to be Covered Employees, which Awards shall represent a conditional right to receive a payment in cash, unless otherwise determined by the Committee, after the end of a specified calendar year or calendar quarter or other period specified by the Committee, in accordance with this Section 9.3(c).

(i)	Cash Incentive Award. The Cash Incentive Award for Participants that the Committee regards as likely to be regarded as Covered Employees shall be based on achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 9.3(b) and, for any other Participant, may be based on such criteria or any other criteria as specified by the Committee. The Committee may specify the amount of the individual Cash Incentive Award as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or another amount which need not bear a strictly mathematical relationship to such relationship criteria. The Committee may establish a Cash Incentive Award pool that includes Participants the Committee regards likely to be regarded as Covered Employees, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Cash Incentive Awards. The amount of the Cash Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 9.3(b) hereof in the given performance period, as specified by the Committee. The Committee may specify the amount of the Cash Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(ii)	Potential Cash Incentive Awards. Not later than the date required or permitted for “qualified performance-based compensation” under Code Section 162(m), the Committee shall determine the Participants who will potentially receive Cash Incentive Awards for the specified year, quarter or other period, either as individual Cash Incentive Awards or out of an Cash Incentive Award pool established by such date, the applicable performance goal or goals, and the amount or method for determining the amount of the individual Cash Incentive Award or the amount of such Participant’s portion of the Cash Incentive Award pool or the individual Cash Incentive Award.

(iii)

Payout of Cash Incentive Awards. After the end of the specified year, quarter or other period, as the case may be, the Committee shall determine the amount, if any, of potential individual Cash Incentive Award otherwise payable to a Participant, the Cash Incentive Award pool and the maximum amount of potential Cash Incentive Award payable to each Participant in the Cash Incentive Award pool. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Cash Incentive Award shall be increased or reduced from the amount of his or her potential Cash Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of a Cash Incentive Award intended to qualify for the exception for “performance-based compensation” under Code Section 162(m). The Committee shall specify the circumstances in which a Cash Incentive Award shall be paid or forfeited in the event of Termination of Service by the Participant or a Change in Control prior to the end of the period for measuring performance or the payout of such Cash Incentive Award, and other terms relating to such Cash Incentive Award in accordance with the Plan. Upon the completion of the measuring period and the determination of the right to payment and the amount, the Committee shall direct the Committee to make payment, which shall occur no later than the later of (A) the fifteenth day of the third month following the end of the Participant’s taxable year in which the Participant earned the Cash Incentive Award or (B) the fifteenth day of the third month following the end of the Company’s taxable year in which the Participant earned the Cash Incentive Award.

(d)	Written Determinations. All determinations by the Committee as to the establishment of performance goals and the potential Performance Awards or Cash Incentive Awards related to such performance goals and as to the achievement of performance goals relating to such Awards, the amount of any Cash Incentive Award pool and the amount of final Cash Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Cash Incentive Awards.

ARTICLE X

PROVISIONS APPLICABLE TO STOCK ACQUIRED UNDER THE PLAN

10.1 Transfer of Shares. Except as otherwise provided in the Plan or an Agreement, Participant may at any time make a transfer of shares of Common Stock received pursuant to the exercise of an Award to his parents, spouse or descendants, to any trust for the benefit of the foregoing or to a partnership the interests of which are principally for the foregoing or to a custodian under a uniform gifts to minors act or similar statute for the benefit of any of the Participant’s descendants. Any transfer of shares received pursuant to the exercise of an Award shall not be permitted or valid unless and until the transferee agrees to be bound by the provisions of this Plan, and any provision respecting Common Stock under the applicable Agreement, provided that “Termination of Service” shall continue to refer to the Termination of Service of the Participant.

10.2 Limited Transfer During Offering. In the event there is an effective registration statement under the Securities Act pursuant to which shares of Common Stock shall be offered for sale in an underwritten offering, a Participant identified for “lock-up” by the underwriters managing the registered public offerering shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares received directly or indirectly pursuant to an exercise of an Award.

10.3 Committee Discretion. The Committee may in its sole discretion include in any Agreement an obligation that the Company purchase a Participant’s shares of Common Stock received upon the exercise of an Award (including the purchase of any unexercised Awards which have not expired), or may obligate a Participant to sell shares of Common Stock to the Company, upon such terms and conditions as the Committee may determine and set forth in an Agreement. The provisions of this Article X shall be construed by the Committee in its sole discretion, and shall be subject to such other terms and conditions as the Committee may from time to time determine. Notwithstanding any provision herein to the contrary, the Company may upon determination by the Committee assign its right to purchase shares of Common Stock under this Article X, whereupon the assignee of such right shall have all the rights, duties and obligations of the Company with respect to purchase of the shares of Common Stock.

10.4 No Company Obligation. None of the Company, an Affiliate or the Committee shall have any duty or obligation to disclose affirmatively to a record or beneficial holder of Common Stock or an Award, and such holder shall have no right to be advised of, any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise of an Award or the Company’s purchase of Common Stock or an Award from such holder in accordance with the terms hereof.

ARTICLE XI

CHANGE IN CONTROL PROVISIONS

11.1 Impact of Event. Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided in an Agreement, in the event of a Change in Control (as defined in Section 11.2):

(a)	Any Stock Appreciation Rights and Stock Options outstanding as of the date of such Change in Control and not then exercisable shall become fully exercisable to the full extent of the original grant;

(b)	The restrictions applicable to any Restricted Stock or other Award shall lapse, and such Restricted Stock or other Award shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

(c)	The performance goals and other conditions with respect to any outstanding Performance Award or Cash Incentive Award shall be deemed to have been satisfied in full, and such Award shall be fully distributable, if and to the extent provided by the Committee in the Agreement relating to such Award or otherwise, notwithstanding that the Award may not be fully deductible to the Company under Section 162(m) of the Code.

11.2 Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(a)	An acquisition of at least fifty percent (50%) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); or

(b)	The approval by the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or similar corporate transaction (in each case referred to in this Section 11.2 as a “Corporate Transaction”) or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly); or

(c)	A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 11.2(c), that any individual who becomes a member of the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board.

Notwithstanding the foregoing provisions of this Section, the following shall be excluded from the events described in (a) and (b) above: (i) any acquisition by or consummation of a Corporate Transaction with the Company, an Affiliate or an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (ii) the acquisition by or consummation of a Corporate Transaction with any Person who beneficially owned, immediately prior to such acquisition or Corporate Transaction, directly or indirectly, fifty percent (50%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities,

or (iii) any acquisition or Corporate Transaction, if more than a majority of the beneficial ownership of the entity resulting from the acquisition or Corporate Transaction is held by Persons who held the beneficial ownership of the Outstanding Company Voting Securities before the acquisition or Corporate Transaction.

11.3 Special Treatment In the Event of a Change in Control. In order to maintain the Participant’s rights upon the occurrence of any event satisfying the definition of “Change in Control” with respect to an Award, the Committee, as constituted before such event, may, in its sole discretion, as to any such Award, either at the time the Award is made hereunder or any time thereafter, take any one or more of the following actions: (i) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (ii) cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving entity after such Change in Control. Additionally, in the event of any Change in Control with respect to Options and SARs, the Committee, as constituted before such Change in Control, may, in its sole discretion (except as may be otherwise provided in the Award Agreement): (a) cancel any outstanding unexercised Options or SARs (whether or not vested) that have a per share Option Price or Strike Price (as applicable) which is greater than the Change in Control Price (as defined below); or (b) cancel any outstanding unexercised Options or SARs (whether or not vested) that have a per share Option Price or Strike Price (as applicable) which is less than or equal to the Change in Control Price in exchange for a cash payment of an amount equal to (x) the difference between the Change in Control Price and the Option Price or Strike Price, multiplied by (y) the total number of shares of Common Stock underlying such Option or SAR that are vested and exercisable at the time of the Change in Control. The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem desirable. The “Change in Control Price” means the lower of (i) the per share Fair Market Value of the Common Stock as of the date of the Change in Control, or (ii) the price paid per share of Common Stock as part of the transaction which constitutes the Change in Control

ARTICLE XII

MISCELLANEOUS

12.1 Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under a Stock Option, Stock Appreciation Right or Restricted Stock Award theretofore granted without the Participant’s consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3 or made to comply with an exemption from, or prevent a violation of, Section 409A of the Code. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by law, agreement or the rule of any stock exchange or NASDAQ (or other public market) on which the Common Stock is listed (or regularly traded).

The Committee may amend the Plan at any time provided that (a) no amendment shall impair the rights of any Participant under any Award theretofore granted without the Participant’s consent, and (b) any amendment shall be subject to the approval or rejection of the Board.

The Committee may amend the terms of any Award or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant’s consent. Notwithstanding anything in the Plan to the contrary, neither the Board nor the Committee will be permitted to (i) amend an Option to reduce its Option Price, (ii) cancel an Option and re-grant an Option with a lower Option Price than the original Option Price of the cancelled Option, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of repricing an Option.

Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

12.2 Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the Fair Market Value of Common Stock subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Common Stock minus the value of the cash compensation surrendered. Notwithstanding the foregoing, no grant or substitution made pursuant to this Section 12.2 shall be made to the extent that such grant or substitution would violate Section 409A of the Code or prevent the Plan or an Award from qualifying for exemption under Section 409A of the Code.

12.3 Form and Timing of Payment Under Awards. Subject to the terms of the Plan and any applicable Agreement, payments to be made by the Company or an Affiliate upon the exercise of an Award or settlement of an Award may be made in such form(s) as the Committee shall determine, including, without limitation, cash, Common Stock, other Awards or other property, and may be made in a single payment or transfer or in installments, as specified in the applicable Award Agreement. The settlement of any Award may be accelerated, and cash paid in lieu of Common Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). An Award may provide, without limitation, for the payment or crediting of reasonable interest on installment payments. Notwithstanding the foregoing, no form or timing of payment made pursuant to this Section 12.3 shall be made to the extent that such form or timing of payment would violate Section 409A of the Code or prevent the Plan or an Award from qualifying for exemption under Section 409A of the Code.

12.4 Status of Awards Under Code Section 162(m). The Committee has the discretion to determine whether Awards granted to persons who are Covered Employees within the meaning of Code Section 162(m) shall constitute “qualified performance-based compensation” satisfying the requirements of Code Section 162(m). Accordingly, to the extent that the Committee intends for an Award to constitute qualified performance-based compensation under Code Section 162(m), the provisions of the Plan shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any agreement relating to such an Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

12.5 Unfunded Status of Plan; Limits on Transferability. It is intended that the Plan be an “unfunded” plan for incentive compensation. The Committee may authorize the creation of domestic trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan. Unless otherwise provided in this Plan or in an Agreement, no Award shall be subject to the claims of Participants’ creditors and no Award may be transferred, assigned, alienated or encumbered in any way other than by will or the laws of descent and distribution or to a Representative upon the death of the Participant.

12.6 Section 409A of the Code.

(a)

To the extent applicable and notwithstanding any other provision of this Plan, this Plan and Awards hereunder shall be administered, operated and interpreted in accordance with Section 409A of the Code; provided, however, in the event that the Committee determines that any amounts payable hereunder may be taxable to a Participant under Section 409A of the Code prior to the payment and/or delivery to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and related Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to comply with or exempt the Plan and/or Awards from the requirements of Section 409A of the Code. The Company and its Affiliates make no guarantees to any person or entity regarding the tax treatment of Awards or payments made under the Plan, and, notwithstanding the above provisions and any agreement or understanding to the contrary, if any Award, payments or other amounts due to a Participant (or his or her Beneficiaries, as applicable) results in, or causes in any manner, the application of an accelerated or additional tax, fine or penalty under Section 409A of the Code or otherwise to be imposed, then the Participant (or his or her Beneficiaries, as applicable) shall be solely liable for the payment of, and the Company and its Affiliates shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Participant (or his or her Beneficiaries, as applicable) for, any such additional taxes, fines or penalties.

(b)	Notwithstanding anything to the contrary in the Plan, if a Participant is considered a “specified employee” (as defined in Treasury Regulation Section 1.409A-1(i)) as of the date such Participant incurs a “separation from service” (as defined in as defined in Treasury Regulation Section 1.409A-1(h)), no Award, if and to the extent it constitutes deferred compensation, shall be paid or provided before the date that is six (6) months after such Participant’s separation from service (or upon his or her death, if earlier) (the “Restricted Period”). Any deferred compensation owed to the Participant during the Restricted Period, and for which payment is not otherwise provided, may be accumulated by the Company and paid to such Participant on the first business day after the end of the Restricted Period as specified in the Award Agreement. The foregoing restriction on the payment of deferred compensation amounts to the Participant during the Restricted Period shall not apply to the payment of employment taxes.

12.7 General Provisions.

(a)	Representation. The Committee may require each person purchasing or receiving shares pursuant to an Award, as a condition to such purchase or receipt, to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof and as to other matters deemed necessary by the Committee to qualify the issuance of such shares for exemption from Federal and state securities law registration requirements. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

(b)	No Additional Obligation. Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation arrangements for its employees.

(c)	Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount required in order for the Company or an Affiliate to obtain a current deduction. If the Participant disposes of shares of Common Stock acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under the Code, the Participant must give the Committee written notice of such disposition and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Participant. Unless otherwise determined by the Committee or provided in an Agreement or otherwise, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

(d)	Reinvestment. The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall be permissible only if sufficient shares of Common Stock are available under the Plan for such reinvestment (taking into account then outstanding Options and other Awards).

(e)	Representation. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a Representative to whom any amounts payable in the event of the Participant’s death are to be paid.

(f)	Controlling Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law and, to the extent possible, to avoid liability to the Company, an Affiliate or a Participant, including, without limitation, liability under Section 16(b) of the Exchange Act.

(g)	Offset. If and to the extent that the additional tax under Code Section 409A would not be imposed, any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under this Plan or an Agreement to be transferred to the Participant, and no shares of Common Stock, cash or other thing of value under this Plan or an Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

(h)	Fail Safe. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

12.8 Mitigation of Excise Tax. If any payment or right accruing to a Participant under this Plan (without the application of this Section 12.8), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate (“Total Payments”), would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Committee in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. Notwithstanding the foregoing, in the event a Participant is a party to a written agreement with the Company or an Affiliate that provides for more favorable treatment for the Participant regarding Section 280G of the Code, including, but not limited to, the right to receive a gross-up payment for the excise tax under Section 4999 of the Code, such agreement shall be controlling.

12.9 No Rights with Respect to Continuance of Employment. Nothing contained herein or in an Agreement shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein or in an Agreement shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of this Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant’s employment or service as existed prior to the individual’s becoming a Participant in, or receiving an Award under, this Plan.

12.10 Awards in Substitution for Awards Granted by Other Corporations. Awards (including cash in respect of fractional shares) may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become officers, directors or employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or Affiliate of the stock of the employing corporation, as the result of which it becomes a designated employer under the Plan. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted. Notwithstanding the foregoing, no grant or substitution made pursuant to this Section 12.10 shall be made to the extent that such grant or substitution would violate Section 409A of the Code or prevent the Plan or an Award from qualifying for an exemption under Section 409A of the Code.

12.11 Procedure for Adoption. Any Affiliate of the Company may, by resolution of such Affiliate’s board of directors, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, adopt the Plan for the benefit of its employees as of the date specified in the board resolution.

12.12 Procedure for Withdrawal. Any Affiliate which has adopted the Plan may, by resolution of the board of directors of such Affiliate, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, terminate its adoption of the Plan.

12.13 Delay. If at the time a Participant incurs a Termination of Service (other than due to Cause) or if at the time of a Change in Control, the Participant is subject to “short-swing” liability under Section 16 of the Exchange Act, any exercise period provided for under the Plan or an Agreement shall, to the extent necessary to avoid the imposition of liability, be suspended and delayed during the period the Participant would be subject to such liability, but not more than six (6) months and one (1) day and not to exceed the Option Period, or the period for exercise of a Stock Appreciation Right as provided in the Agreement, whichever is shorter. The Company shall have the right to suspend or delay any time period described in the Plan or an Agreement if the Committee shall determine that the action may constitute a violation of any law or result in liability under any law to the Company, an Affiliate or a stockholder of the Company until such time as the action required or permitted shall not constitute a violation of law or result in liability to the Company, an Affiliate or a stockholder of the Company.

12.14 Headings. The headings contained in the Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

12.15 Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

12.16 Successors and Assigns. The Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives, successors and permitted assigns.

12.17 Entire Agreement. The Plan and each Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of the Plan shall control.

Executed on this 10th day of December, 2008.

KENSEY NASH CORPORATION

By:
Title:	President and CEO

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Proposals — The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
	01 - Douglas G. Evans, P.E.*	☐	☐	02 - C. McCollister Evarts, M.D.*	☐	☐	03 - Walter R. Maupay, Jr.*	☐	☐

*Each with a term to expire in 2011.

		For	Against	Abstain			For	Against	Abstain

2.	PROPOSAL TO APPROVE THE SEVENTH AMENDED AND RESTATED KENSEY NASH CORPORATION EMPLOYEE INCENTIVE COMPENSATION PLAN.	☐	☐	☐	3.	PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY’S FINANCIAL STATEMENTS.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X 0 1 9 5 2 1 2	+

<STOCK#>	00YX2C

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Kensey Nash Corporation

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 10, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoints Joseph W. Kaufmann and Douglas G. Evans, and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorizes each of them to represent and to vote in the manner indicated herein and in such proxyholder’s or proxyholders’ sole discretion upon any other matter that may properly come before the meeting, or any adjournments or postponements thereof, all of the shares of Common Stock of Kensey Nash Corporation (the “Company”) held of record by the undersigned as of October 21, 2008 that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on December 10, 2008, at the offices of Kensey Nash Corporation, 735 Pennsylvania Drive, Exton, Pennsylvania at 10:00 a.m., local time, and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AND IF OTHER MATTERS ARE PRESENTED AT THE ANNUAL MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, IN ACCORDANCE WITH THE BEST JUDGMENT OF SUCH PROXYHOLDER’S OR PROXYHOLDERS’ SOLE DISCRETION ON THOSE MATTERS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 10, 2008.

The Company’s Proxy Statement for the Annual Meeting of Stockholders to be held on December 10, 2008 is available at: http://www.kenseynash.com/corp/investorRel_proxy.htm.